Exhibit 4.3

execuTion version

TRUST DEED

DATED 26 april 2016

BURFORD CAPITAL PLC

and

BURFORD CAPITAL LIMITED

and

U.S. BANK TRUSTEES LIMITED

constituting

£100,000,000
6.125 per cent. Guaranteed
Bonds due 2024

Schedule

1.	Form of Global Certificate		38
2.	Form of Definitive Certificate and Conditions of the Bonds		42
	Part 1	Form of Definitive Certificate	42
	Part 2	Conditions of the Bonds	45
3.	Register and Transfer of Bonds		67
4.	Provisions for Meetings of Bondholders		69
5.	Form of Directors' Certificate		78
6.	Form of Material Subsidiaries Certificate		79
7.	Form of Supplemental Deed		80

Signatories	89

THIS TRUST DEED is made on 26 April, 2016

BETWEEN:

(1)	BURFORD CAPITAL PLC, a company incorporated under the laws of England and Wales with company number 09077893, whose registered office is at 24 Cornhill, London EC3V 3ND (the Issuer);

(2)	BURFORD CAPITAL LIMITED, a company incorporated under the laws of Guernsey with company number 50877, whose registered office is at Regency Court, Glategny Esplanade, St Peter Port GY1 1WW, Guernsey (BCL); and

(3)	U.S. BANK TRUSTEES LIMITED, a limited liability company registered in England and Wales with company number 02379632 having its registered office at 125 Old Broad Street, Fifth Floor, London EC2N 1AR (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders (each as defined below).

WHEREAS:

(A)	By a resolution of the Board of Directors of the Issuer passed on 4 April, 2016 the Issuer has resolved to issue £100,000,000 6.125 per cent. Guaranteed Bonds due 2024 to be constituted by this Trust Deed.

(B)	By a resolution of the Board of Directors of BCL passed on 3 February, 2016 and 4 April, 2016 BCL has agreed to guarantee the said Bonds and to enter into certain covenants as set out in this Trust Deed.

(C)	The said Bonds in definitive form will be in registered form without coupons attached.

(D)	The Trustee has agreed to act as trustee of these presents for the benefit of the Bondholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Definitions

1.1	Terms defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed. In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agreement appointing the initial Paying Agents, Registrar and/or Transfer Agents in relation to the Bonds and any other agreement for the time being in force appointing Successor paying agents, successor registrars and/or transfer agents in relation to the Bonds, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Bonds;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means the independent auditors for the time being of the Issuer, or (as the case may be) the relevant Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated or approved by the Trustee for the purposes of these presents;

Basic Terms Modification means any proposal to:

(a)	reduce or cancel the amount payable or, where applicable, modify, except where such modification is in the opinion of the Trustee bound to result in an increase, the method of calculating the amount payable or modify the date of payment or, where applicable, the method of calculating the date of payment in respect of any principal or interest in respect of the Bonds;

(b)	alter the currency in which payments under the Bonds are to be made;

(c)	alter the majority required to pass an Extraordinary Resolution;

(d)	sanction any such scheme or proposal or substitution as is described in paragraphs 19(i) and 19(j) of Schedule 4;

(e)	alter the proviso to paragraph 7 of Schedule 4 or the proviso to paragraph 9 of Schedule 4; or

(f)	alter the definition of a Basic Terms Modification;

Bondholders means the several persons who are for the time being holders of the Bonds (being the several persons whose names are entered in the register of holders of the Bonds as the holders thereof) save that, for so long as such Bonds or any part thereof are represented by the Global Certificate deposited with a common depositary for Euroclear and Clearstream, Luxembourg or, in respect of Bonds in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Bonds shall be deemed to be the holder of such principal amount of such Bonds (and the registered holder of the relevant Bond shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such principal amount of such Bonds, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such principal amount of such Bonds in accordance with and subject to its terms and the provisions of these presents; and the words holder and holders and related expressions shall (where appropriate) be construed accordingly;

Bonds means the bonds in registered form comprising the said £100,000,000 6.125 per cent. Guaranteed Bonds due 2024 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Bonds issued pursuant to Condition 13 (Replacement of Certificates) and (except for the purposes of clause 2.4(d)) the Global Certificate;

Certificate means a Global Certificate or a Definitive Certificate;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means the Conditions in the form set out in Schedule 2 as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Bonds be construed accordingly;

Confidential Information means the legal name, legal or business address or any incorporation details or constitutive documents relating to a Material Subsidiary or any other information that would enable a third party to determine any of the foregoing and that may be given to the Trustee by the Issuer or any Guarantor pursuant to the provisions of these presents, provided that the Issuer or the relevant Guarantor, as the case may be, has identified such information (other than the legal names of the Material Subsidiaries and any such information that the Trustee may itself obtain from publicly available sources from the legal names of such Material Subsidiaries) as “Confidential Information” at the time it is given to the Trustee.

Definitive Certificates has the meaning set out in subclause 3.1;

Directors means the Board of Directors for the time being of the Issuer or, as the case may be, the relevant Guarantor, and Director means any of them;

Euroclear means Euroclear Bank S.A./N.V.;

Event of Default means any of the conditions, events or acts provided in Condition 11.1 (Events of Default) to be events upon the happening of which the Bonds would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 1 of Schedule 4;

Global Certificate means the global certificate in respect of the Bonds to be issued pursuant to subclause 3.1 in the form or substantially in the form set out in Schedule 1;

Guarantee has the meaning ascribed to it in Condition 4.1 (Guarantee);

Guarantors means:

(i)	BCL; and

(ii)	any Subsidiary Guarantor,

and the term Guarantor means any of them;

Liability means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

Material Subsidiary means at any time a Subsidiary (other than an Excluded Subsidiary) of BCL:

(a)	whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of BCL and its Subsidiaries relate, are equal to) not less than 5 per cent. of the consolidated gross assets of the Group, all as calculated respectively by reference to the then latest Directors’ Certificate relating to such Subsidiary delivered to the Trustee in accordance with clause 14(s) below and the then latest audited consolidated accounts of BCL and its Subsidiaries, provided that:

(i)	in the event that the relevant Subsidiary itself has Subsidiaries which are Excluded Subsidiaries, the gross assets of such Excluded Subsidiaries are excluded from the calculation of the consolidated gross assets of such Subsidiary;

(ii)	the gross assets of all Excluded Subsidiaries are excluded from the calculation of the consolidated gross assets of the Group; and

(iii)	in the case of a Subsidiary of BCL acquired after the end of the financial period to which the then latest audited consolidated accounts of BCL and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of BCL and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to the then latest Directors’ Certificate relating to such Subsidiary delivered to the Trustee in accordance with clause 14(s) below, adjusted as deemed appropriate by BCL;

(b)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of BCL which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (b) on the date on which the consolidated accounts of BCL and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(c)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, represent (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of BCL and its Subsidiaries relate, are equal to) not less than 5 per cent. of the consolidated gross assets of the Group, all as calculated as referred to in subparagraph (a) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets represent (or, in the case aforesaid are equal to) not less than 5 per cent. of the consolidated gross assets of the Group, all as calculated as referred to in subparagraph (a) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (c) on the date on which the consolidated accounts of BCL and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

A report by two Directors of BCL or by a director and the secretary of BCL whether or not addressed to the Trustee that in their opinion a Subsidiary of BCL is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall in the absence of manifest error, be conclusive and binding on all parties;

Official List has the meaning set out in Section 103 of the Financial Services and Markets Act 2000;

outstanding means in relation to the Bonds all the Bonds issued other than:

(a)	those Bonds which have been redeemed pursuant to these presents;

(b)	those Bonds in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Bondholders in accordance with Condition 14 (Notices)) and remain available for payment (against presentation of the relevant Bond, if required);

(c)	those Bonds which have been purchased and cancelled in accordance with Condition 8 (Redemption and Purchase);

(d)	those Bonds which have become void under Condition 10 (Prescription);

(e)	those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Certificates);

(f)	(for the purpose only of ascertaining the principal amount of the Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Certificates); and

(g)	the Global Certificate to the extent that it shall have been exchanged for Bonds in definitive form pursuant to its provisions;

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Bondholders or any of them, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents given through the relevant Clearing System(s) as envisaged by paragraph 1 of Schedule 4 and any direction or request by the holders of the Bonds;

(ii)	the determination of how many and which Bonds are for the time being outstanding for the purposes of subclause 9.1, Conditions 11 (Events of Default), 12 (Enforcement) and 16 (Meeting of Bondholders, Modification, Waiver, Authorisation and Determination) and paragraphs 4, 7 and 9 of Schedule 4;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Bondholders or any of them,

those Bonds (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, any Guarantor, any other Subsidiary of a Guarantor, any holding company of a Guarantor or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Bonds;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Principal Paying Agent means the institution at its specified office initially appointed as principal paying agent in relation to such Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Bonds;

Registrar means the institution at its specified office initially appointed as the registrar in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor registrar in relation to such Bonds;

Relevant Date has the meaning set out in Condition 9 (Taxation);

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Subsidiary means any company which is for the time being a subsidiary (within the meaning of Section 1159 of the Companies Act 2006);

Subsidiary Guarantor means each Subsidiary of BCL that enters into a deed supplemental to the Trust Deed (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that Subsidiary is organised or carries on business) for the purpose of giving a joint and several guarantee (in the same terms, mutatis mutandis, as the Guarantee) in accordance with Condition 4.3 (Guarantee – Addition of Subsidiary Guarantors) and Clause 7.11, and, which has not been released or discharged from its obligations as a Subsidiary Guarantor in accordance with Condition 4.4 (Guarantee – Release of a Subsidiary Guarantor);

Successor means, in relation to the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Bonds which shall become such pursuant to the provisions of these presents or the Agency Agreement and/or such other or further principal paying agent, paying agents, registrar and/or transfer agents (as the case may be) in relation to such Bonds as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Bondholders pursuant to subclause 14(m) in accordance with Condition 14 (Notices);

the London Stock Exchange means the London Stock Exchange plc or any successor thereto;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Bonds and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

Transfer Agents means the institutions at their respective specified offices initially appointed as transfer agents in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Bonds;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

UK Listing Authority means the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2	(a)	All references in these presents to principal and/or interest in respect of the Bonds or to any moneys payable by the Issuer and/or the Guarantors under these presents shall be deemed to include, in the case of amounts of principal payable, a reference to any specific redemption price (as defined in the relevant Conditions), any premium which may be payable under or in respect of the Bonds and, in any case, a reference to any additional amounts which may be payable under Condition 9 (Taxation).

(b)	All references in these presents to pounds sterling, Pounds Sterling or the sign £ shall be construed as references to the lawful currency for the time being of the United Kingdom.

(c)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(e)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(f)	All references in these presents to taking proceedings against the Issuer and/or any Guarantor shall be deemed to include references to proving in the winding up of the Issuer and/or such Guarantor (as the case may be).

(g)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system as is approved by the Trustee.

(h)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006.

(i)	In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(j)	In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.

(k)	Any reference in these presents to a written notice, consent or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice, consent or approval being given by e-mail.

(l)	All references in these presents to Bonds being listed or having a listing shall, in relation to the London Stock Exchange, be construed to mean that such Bonds have been admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange's market for listed securities and all references in these presents to listing or listed shall include references to quotation and quoted, respectively.

(m)	Any references to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflects the amount of such customers' interests in the Bonds.

2.	Covenant to Repay and to Pay Interest on the Bonds

2.1	The aggregate principal amount of the Bonds is limited to £100,000,000.

2.2	The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in pounds sterling in immediately available funds the principal amount of the Bonds repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Bonds at rates calculated from time to time in accordance with Condition 6 (Interest) and on the dates provided for in the Conditions PROVIDED THAT:

(a)	every payment of principal or interest in respect of the Bonds to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Bondholders;

(b)	in any case where payment of principal is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Bonds (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Bondholders in respect thereof as stated in a notice given to the Bondholders in accordance with Condition 14 (Notices) (such date to be not later than seven days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(c)	in any case where payment of the whole or any part of the principal amount of any Bond is improperly withheld or refused (other than in circumstances contemplated by proviso (b) above and provided that the relevant Bond is duly presented (if required)) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid from and including the date of such withholding or refusal up to and including the date on which (upon further presentation of the relevant Bond, if required) payment of the full amount (including interest as aforesaid) in pounds sterling payable in respect of such Bond is made or (in respect of the payment of the principal amount and if earlier) the seventh day after notice is given to the relevant Bondholder (either individually or in accordance with Condition 14 (Notices)) that the full amount (including interest as aforesaid) in pounds sterling payable in respect of such Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Bondholders and itself in accordance with these presents.

TRUSTEE'S REQUIREMENTS REGARDING PAYING AGENTS

2.3	At any time after an Event of Default or a Potential Event of Default shall have occurred or if there is failure to make payment of any amount in respect of any Bond when due or the Trustee shall have received any money which it proposes to pay under clause 10 to the Bondholders, the Trustee may:

(a)	by notice in writing to the Issuer, any Guarantor, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)	to act thereafter as Principal Paying Agent and Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (with such consequential amendments as the Trustee shall deem necessary and save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Bonds and available for such purpose) and thereafter to hold all Bonds and all sums, documents and records held by them in respect of the Bonds on behalf of the Trustee; or

(ii)	to deliver up all Bonds and all sums, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent is obliged not to release by any law or regulation; and/or

(b)	by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn proviso (a) to subclause 2.2 of this clause relating to the Bonds shall cease to have effect.

FURTHER ISSUES

2.4	(a)	The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Bondholders to create and issue further notes or bonds (whether in bearer or registered form) either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Bonds and/or the further notes or bonds of any series or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

(b)	Any further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above so as to form a single series with the Bonds and/or the further notes or bonds of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer and the Guarantors shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of subclause 2.2 in relation to the principal and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

(c)	A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantors on their duplicates of this Trust Deed.

(d)	Whenever it is proposed to create and issue any further notes or bonds the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating an indicative amount of further notes or bonds proposed to be created and issued.

3.	Form and Issue of Bonds

3.1	The Bonds shall be represented initially by the Global Certificate which the Issuer shall issue to a common depositary for Euroclear and Clearstream, Luxembourg on terms that such common depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Bonds in definitive form (Definitive Certificates) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream, Luxembourg for the time being.

3.2	The Global Certificate shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile. The Global Certificate shall be in the aggregate principal amount of £100,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Global Certificate so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by registration of transfer in respect thereof in accordance with the provisions of these presents.

3.3	The Issuer shall issue the Definitive Certificates in exchange for the Global Certificate in accordance with the provisions thereof.

3.4	The Bonds in definitive form shall be in registered form and shall be issued in the form or substantially in the form set out in Schedule 2 in the denomination and transferable in units of £100 each, shall be serially numbered and shall be endorsed with a Form of Transfer in the form or substantially in the form also set out in Schedule 2 and with the Conditions. Title to the Bonds in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

3.5	The Definitive Certificates shall be signed manually or in facsimile by two of the Directors of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent.

3.6	The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer or is a Director of the Issuer as referred to in subclauses 3.2 and 3.5 above notwithstanding that at the time of issue of the Global Certificate or any of the Definitive Certificates, as the case may be, he may have ceased for any reason to be so authorised or to be the holder of such office. The Definitive Certificates so signed shall be binding and valid obligations of the Issuer.

4.	Fees, Duties and Taxes

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable in any relevant jurisdiction on or in connection with (a) the execution and delivery of these presents, (b) the constitution and issue of the Bonds and (c) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Bondholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	Covenant of Compliance

Each of the Issuer and the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantors and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Bonds as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Bonds. The Trustee will hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests.

6.	Cancellation of Bonds and Records

6.1	The Issuer shall procure that all Bonds (a) redeemed or (b) purchased and surrendered for cancellation by or on behalf of the Issuer, the Guarantors or any member of the Group or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 (Replacement of Certificates) or (d) exchanged as provided in these presents shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate principal amount of Bonds which have been redeemed;

(b)	the serial numbers of such Bonds in definitive form;

(c)	the aggregate amount of interest paid (and the due dates of such payments) on the Bonds;

(d)	the aggregate principal amount of Bonds (if any) which have been purchased by or on behalf of the Issuer, BCL or any member of the Group and cancelled and the serial numbers of such Bonds in definitive form; and

(e)	the aggregate principal amounts of Bonds which have been so exchanged or surrendered and replaced and the serial numbers of such Bonds in definitive form,

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Bonds or payment of interest thereon respectively and of cancellation of the relative Bonds.

6.2	The Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Bonds and of their redemption, cancellation, payment or exchange (as the case may be) and of all replacement notes issued in substitution for lost, stolen, mutilated, defaced or destroyed Bonds and (ii) that such records shall be made available to the Trustee at all reasonable times.

7.	Guarantee

7.1	BCL hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of BCL, guarantees to the Trustee:

(a)	the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on the Bonds and of any other amounts payable by the Issuer under these presents; and

(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer's part to be performed or observed.

7.2	If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, BCL shall cause each and every such payment to be made as if BCL instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer's obligations) to the intent that the holder of the relevant Bond or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3	If any payment received by the Trustee or any Bondholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of BCL and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and BCL shall indemnify the Trustee and the Bondholders in respect thereof PROVIDED THAT the obligations of the Issuer and/or BCL under this subclause shall, as regards each payment made to the Trustee or any Bondholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.4	BCL hereby agrees that its obligations under this clause shall be unconditional and that BCL shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Bondholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to subclause 19.1, whether or not there have been any dealings or transactions between the Issuer, any of the Bondholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of BCL under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5	Without prejudice to the provisions of subclause 9.1 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with BCL in relation to this guarantee which the Trustee may consider expedient in the interests of the Bondholders.

7.6	BCL waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from BCL or otherwise.

7.7	If any moneys shall become payable by BCL under this guarantee BCL shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)	in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to BCL by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by BCL before payment in full of all amounts payable under these presents shall have been made to the Bondholders and the Trustee, such payment or distribution shall be received by BCL on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with clause 10.

7.8	Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and BCL shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from BCL or on account of BCL’s liability under this guarantee, without liability to pay interest on those moneys.

7.9	If any sum which, although expressed to be payable by the Issuer under these presents or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, BCL, the Trustee or any Bondholder) not recoverable from BCL on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a separate and additional liability under these presents BCL agrees, as a primary obligation and on a joint and several basis, to indemnify each of the Trustee and each Bondholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Bonds or these presents (as the case may be) and to indemnify each Bondholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

7.10	The obligations of BCL under these presents constitute direct, unconditional and (subject to the provisions of Condition 5.1 (Negative Pledges)) unsecured obligations of BCL and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of BCL, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

7.11	In connection with the proposed admission of any Subsidiary of BCL as a Subsidiary Guarantor pursuant to Condition 4.3 (Guarantee – Addition of Subsidiary Guarantors), no such admission shall be effective until the Trustee shall have received:

(a)	a duly executed deed supplemental to this Trust Deed and the Agency Agreement (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that Subsidiary is organised or carries on business) containing a joint and several guarantee (in the same terms, mutatis mutandis, as the Guarantee) and otherwise in form and manner satisfactory to the Trustee pursuant to which such Subsidiary agrees to be bound by the provisions of these presents and the Agency Agreement as fully as if such Subsidiary had been named in these presents and the Agency Agreement as a Guarantor on the date hereof; and

(b)	such legal opinion(s) as the Trustee shall require from legal advisers satisfactory to the Trustee and in a form and with substance satisfactory to the Trustee as to the enforceability under the laws of all relevant jurisdictions of the guarantee to be given by such Subsidiary and all other obligations to be assumed by such Subsidiary in the agreements described in paragraph (a) above, and such Subsidiary and the Issuer shall have complied with such other requirements to assure more fully that the agreements in paragraph (a) above are enforceable as the Trustee may direct in the interests of the Bondholders.

7.12	If any Subsidiary Guarantor ceases to be a Subsidiary Guarantor under the Bonds pursuant to Condition 4.4 (Guarantee –Release of Subsidiary Guarantors), such Subsidiary Guarantor will be deemed to be released simultaneously from all of its future obligations under these presents, without prejudice to any obligations which may have accrued prior to that time.

7.13	All the provisions of this Trust Deed relating to BCL and Guarantors shall apply to a Subsidiary of BCL which gives a guarantee pursuant to Condition 4.3 (Guarantee – Addition of Subsidiary Guarantors) and to the guarantee given by the Subsidiary Guarantor in all respects as if the Subsidiary Guarantor had been a party to this Trust Deed and references herein to a Guarantor or Guarantors had included the Subsidiary Guarantor.

7.14	The Issuer and each Guarantor shall be deemed to have consented to the admission of any company as a Subsidiary Guarantor and shall be deemed to be jointly and severally liable with any new Subsidiary Guarantor by virtue of the giving by any Subsidiary Guarantor of a guarantee without the necessity for the Issuer or any Guarantor to concur in or consent to any deed admitting any Subsidiary Guarantor.

7.15	BCL, excluding any express right contained in these presents, waives any existing or future right which it may have:

(a)	to require that any liability under or in connection with these presents be divided or apportioned with any other person or reduced in any manner whatsoever, whether by virtue of the "droit de division" or otherwise; and

(b)	to require that recourse be had to the assets of any other person before any claim is enforced against it in respect of the obligations assumed by it in or in connection with these presents, whether by virtue of "droit de discussion" or otherwise.

8.	Enforcement

8.1	The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) as it may think fit against or in relation to each of the Issuer and the Guarantors to enforce their respective obligations under these presents or otherwise.

8.2	Proof that as regards any specified Bond the Issuer or any Guarantor (as the case may be) has made default in paying any amount due in respect of such Bond shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds in respect of which the relevant amount is due and payable.

9.	Action, Proceedings and Indemnification

9.1	The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 11.1 (Events of Default) or the taking of any proceedings and/or other steps mentioned in subclause 8.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-fifth in principal amount of the Bonds then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

9.2	The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to take the relevant action in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

9.3	Only the Trustee may enforce the provisions of these presents. No Bondholder shall be entitled to (i) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of these presents or (ii) take any other proceedings (including lodging an appeal in an proceedings) in respect of or concerning the Issuer or any Guarantor, in each case unless the Trustee having become bound as aforesaid to take any such action, steps or proceedings fails to do so within a reasonable period and such failure is continuing.

9.4	Notwithstanding anything else contained in these presents, the Trustee shall not be required to take any action prior to making any declaration that the Bonds are immediately due and payable (save that it will procure notice to be given to the Bondholders of any Event of Default of which it has actual knowledge or express notice) if such action would require the Trustee to incur any expenditure or other financial liability or risk its own funds (including obtaining any advice which it might otherwise have thought appropriate to obtain).

10.	Application of Moneys

All moneys received by the Trustee under these presents shall be held by the Trustee upon trust to apply them (subject to clause 12):

(a)	First, in payment or satisfaction of all amounts then due and unpaid under clause 15 to the Trustee and/or any Appointee;

(b)	Secondly, in or towards retention of an amount which the Trustee considers necessary to pay any amounts that may thereafter become due to be paid under clause 15 to it or any Appointee, to the extent it considers that moneys received by it thereafter under these presents may be insufficient and/or may not be received in time to pay such amounts;

(c)	Thirdly, in or towards reimbursement pari passu and rateably of any amounts paid by any Indemnifying Parties as contemplated by clause 15.7, together with interest thereon as provided in clause 15.8;

(d)	Fourthly, in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Bonds; and

(e)	Fifthly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Bonds which have become void or in respect of which claims have been prescribed under Condition 10 (Prescription), the Trustee will hold such moneys on the above trusts.

11.	Notice of Payments

The Trustee shall give notice to the Bondholders in accordance with Condition 14 (Notices) of the day fixed for any payment to them under clause 10. Such payment may be made in accordance with Condition 7 (Payment) and any payment so made shall be a good discharge to the Trustee.

12.	Investment by Trustee

12.1	The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Bonds in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under clause 10. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under clause 15 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Bondholders.

12.2	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.	Partial Payments

Upon any payment under clause 10 (other than payment in full against surrender of a Bond) the Bond in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	Covenants by the Issuer and the Guarantors

So long as any of the Bonds remains outstanding (or, in the case of paragraphs (h), (i), (m), (n), (o) and (q), so long as any of the Bonds remains liable to prescription each of the Issuer and the Guarantors severally (but in the case of paragraph 14(c), the Issuer only) covenants with the Trustee that it shall:

(a)	promptly give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall require (including without limitation the procurement by the Issuer or the Guarantors (as the case may be) of all such certificates reasonably called for by the Trustee pursuant to subclause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law except that the provision of any financial statements or evidence and information relating to financial statements shall, for the avoidance of doubt, only extend to the provision of financial statements for an accounting period prepared in relation to the Group (and in no circumstances shall extend to any specific entity within the Group (other than the Issuer));

(b)	cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts of the Issuer in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the London Stock Exchange;

(c)	at all times keep and procure its Subsidiaries (if any) to keep proper books of account and allow and procure such Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer, the Guarantors or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours except that the requirement for Subsidiaries to keep proper books of account shall not, for the avoidance of doubt, in any circumstances require such Subsidiary to prepare financial statements (for any accounting period or otherwise);

(d)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or any Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Bondholders) as soon as practicable after the issue or publication thereof;

(e)	forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Bonds pursuant to Condition 5.1 (Negative Pledges) or of the occurrence of any Event of Default or any Potential Event of Default;

(f)	give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 31 December, 2015 and in any event not later than 180 days after the end of each such financial period a certificate in or substantially in the form set out in Schedule 5 signed by two Directors of the Issuer and two Directors of each Guarantor or, in the case of BCL, either two Directors of BCL or a Director and the secretary of BCL to the effect that as at a date not more than seven days before delivering such certificate (the certification date) there did not exist and had not existed or happened since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed or had happened specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate each of the Issuer and each Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(g)	so long as any of the Bonds remain outstanding BCL shall supply to the Trustee:

(i)	as soon as they may become available, but in any event within six months of its most recent financial year-end, a copy of its audited Consolidated Financial Statements for such financial year, together with the report thereon of BCL’s Auditors;

(ii)	as soon as they may become available, but in any event within three months of the end of the first half of each financial year, a copy of its unaudited Consolidated Financial Statements for such period; and

(iii)	concurrently with the delivery of items (i) and (ii) above, a Directors’ Certificate confirming compliance with the covenant contained in Condition 5.2 (Financial Covenant) with respect to the most recent Reference Date;

(h)	so far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents except that the provision of any financial statements or evidence and information relating to financial statements shall, for the avoidance of doubt, only extend to the provision of financial statements for an accounting period prepared in relation to the Group (and in no circumstances shall extend to any specific entity within the Group (other than the Issuer));

(i)	at all times maintain Paying Agents, a Registrar and Transfer Agents in accordance with the Conditions;

(j)	procure the Principal Paying Agent to notify the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Bonds or any of them, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Bonds;

(k)	in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or any of them being made after the due date for payment thereof forthwith give or procure to be given notice to the Bondholders in accordance with Condition 14 (Notices) that such payment has been made;

(l)	use reasonable endeavours to maintain the listing of the Bonds on the London Stock Exchange or, if it is unable to do so having used reasonable or if the Trustee considers that the maintenance of such listing is unduly onerous and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Bondholders, use reasonable endeavours to obtain and maintain a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(m)	give notice to the Bondholders in accordance with Condition 14 (Notices) of any appointment, resignation or removal of any Paying Agent, Registrar or Transfer Agent (other than the appointment of the initial Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's, Registrar's or Transfer Agent's specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Bonds remains outstanding in the case of the termination of the appointment of the Registrar or a Transfer Agent or so long as any of the Bonds remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Registrar, Transfer Agent or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(n)	send to the Trustee, not less than seven Business Days prior to which any such notice is to be given, the draft form of every notice to be given to the Bondholders in accordance with Condition 14 (Notices) and obtain the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed) to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Bondholders in accordance with Condition 14 (Notices) (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(o)	comply with and perform all its obligations under the Agency Agreement and use its best endeavours to procure that the Paying Agents, the Registrar and the Transfer Agents comply with and perform all their respective obligations thereunder and (in the case of the Paying Agents and the Registrar) any notice given by the Trustee pursuant to subclause 2.3(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee and use all reasonable endeavours to make such amendments to such Agreement as the Trustee may require;

(p)	in order to enable the Trustee to ascertain the principal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or two Directors of the relevant Guarantor or, in the case of BCL, either two Directors of BCL or a Director and the secretary of BCL (as appropriate) setting out the total number and aggregate principal amount of Bonds which:

(i)	up to and including the date of such certificate have been purchased by the Issuer or any member of the Group and cancelled; and

(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, any Guarantor, any Subsidiary of a Guarantor, any holding company of a Guarantor or any other Subsidiary of any such holding company;

(q)	procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 8 (Redemption and Purchase);

(r)	procure that each of the Paying Agents makes available for inspection by Bondholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheets and profit and loss accounts (consolidated if applicable) of the Group;

(s)	give to the Trustee (i) on the date hereof, (ii) within three Business Days after a demand by the Trustee therefor and (iii) (without the necessity for such demand) within six months of BCL’s most recent financial year-end commencing with the financial period ending 31 December 2015 and within three months of the end of the first half of each financial year commencing with the financial period ending 30 June 2016, a certificate in or substantially in the form set out in Schedule 6 signed by either two Directors of BCL or a Director and the secretary of BCL addressed to the Trustee listing those Subsidiaries of BCL which as at the date hereof, as at the date of the relevant certificate or as at any specific date requested by the Trustee, were Material Subsidiaries for the purposes of Condition 11 (Events of Default);

(t)	promptly give written notice signed by two directors of BCL or by a director and the secretary of BCL to the Trustee if any Subsidiary of BCL, (other than an Excluded Subsidiary) has Financial Indebtedness which in aggregate (without duplication) amounts to more than £2,000,000 (or its equivalent in any other currency) and BCL covenants that it shall procure that such Subsidiary shall as soon as reasonably practicable, but in any event no later than 60 days after the date on which it incurs such Financial Indebtedness, provide a Guarantee in respect of these presents in accordance with Clause 7 above;

(u)	promptly give written notice signed by two directors of BCL or by a director and the secretary of BCL to the Trustee if a Subsidiary Guarantor is to be automatically released from the Guarantee in accordance with Condition 4.4 (Guarantee – Release of Subsidiary Guarantors);

(v)	prior to making any modification or amendment or supplement to these presents, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(w)	give notice to the Trustee of the proposed redemption of the Bonds at least 5 business days in London prior to the giving of any notice of redemption in respect of such Bonds pursuant to Condition 14 (Notices); and

(x)	provide the Trustee with sufficient information so as to enable it to determine whether or not it is obliged, in respect of any payments to be made by it pursuant to these presents, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (FATCA Withholding Tax).

15.	Remuneration and Indemnification of Trustee

15.1	The Issuer failing whom, the Guarantors shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and to be paid on such dates as may from time to time be agreed between the Issuer and the Trustee. In the absence of any agreement to the contrary, such remuneration shall be payable in advance on 26 April in each year, the first such payment to be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Bondholders) up to and including the date when, all the Bonds having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Bond (if required) or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2	In the event of the occurrence of an Event of Default or a Potential Event of Default the Issuer and the Guarantors hereby agree that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time (provided that such hourly rates are comparable to the prevailing rates in the market at such time). In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer or the Guarantors to undertake duties which the Trustee and the Issuer or, as the case may be, the relevant Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer, failing whom the Guarantors, shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time provided that such hourly rates are comparable to the prevailing rates in the market at such time).

15.3	The Issuer, failing whom the Guarantors shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable thereon in respect of its remuneration under these presents.

15.4	In the event of the Trustee and the Issuer failing or, as the case may be, the relevant Guarantor failing to agree:

(a)	(in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)	(in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

15.5	Without prejudice to the right of indemnity by law given to trustees, the Issuer and each Guarantor shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

15.6	The Issuer, failing whom the Guarantors, shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner relating to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing these presents.

15.7	Where any amount which would otherwise be payable by the Issuer or the Guarantors under subclause 15.5 or subclause 15.6 has instead been paid by any person or persons other than the Issuer or the Guarantors (each, an Indemnifying Party), the Issuer or the Guarantors, as the case may be, shall pay to the Trustee an equal amount for the purpose of enabling the Trustee to reimburse the Indemnifying Parties.

15.8	All amounts payable pursuant to subclause 15.5 and 15.6 above shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at a rate equal to the Trustee’s cost of borrowing from the date such demand is made, and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day of such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor. A certificate from the Trustee as to the Trustee’s cost of borrowing on any particular date or during any particular period shall be conclusive and binding on the Issuer and the Guarantors.

15.9	The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer, failing which the Guarantors, to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer, failing which the Guarantors, will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer, failing which the Guarantors to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

15.10	Unless otherwise specifically stated in any discharge of these presents the provisions of this clause 15 shall continue in full force and effect notwithstanding such discharge.

16.	Supplement to Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)	The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, any Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)	Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, electronic mail or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telegram, facsimile transmission, electronic mail or cable although the same shall contain some error or shall not be authentic.

(c)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer and/or by any two Directors of any Guarantor or, in the case of BCL, either two Directors of BCL or a Director and the secretary of BCL and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)	The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Bonds by the Issuer, the exchange of the Global Certificate for Definitive Certificates or the delivery of the Global Certificate or Definitive Certificates to the person(s) entitled to it or them.

(f)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that the Issuer and each Guarantor is observing and performing all its obligations under these presents.

(g)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Bondholders shall be conclusive and binding on the Bondholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Bondholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 9.1, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances.

(h)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution purporting to have been passed at any meeting of Bondholders in respect whereof minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with these presents or any direction or request of Bondholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing or a direction or a request) it was not signed by the requisite number of Bondholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Bondholders or that for any reason the resolution, direction or request was not valid or binding upon such Bondholders.

(i)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Bond purporting to be such and subsequently found to be forged or not authentic.

(j)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Bondholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Bondholders in relation to such matters other than that which is contained in the preceding sentence.

(k)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or the Guarantors or any other person in connection with these presents and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantor as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors, and the Bondholders.

(m)	The Trustee may certify that any of the conditions, events and acts set out in subparagraphs (b) to (d) inclusive (other than the winding up or dissolution of the Issuer, any Guarantor or any of the Material Subsidiaries), (e) to (g) inclusive and (k) and (l) of Condition 11.1 (Events of Default) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Bondholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, and the Bondholders.

(n)	The Trustee as between itself and the Bondholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Bondholders.

(o)	In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent already provided for in Condition 9 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Bondholders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(r)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)	The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)	The Trustee may call for and shall be entitled to rely on any record, certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by the Global Certificate standing to the account of any person. Any such record, certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such record, certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg's Creation Online system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such record, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(v)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(w)	Subject to the requirements, if any, of the London Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(x)	The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

(y)	No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions (including obtaining any advice which it might otherwise have thought appropriate or desirable to obtain), if it shall believe that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.

(z)	Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14(p)) that no Bonds are held by, for the benefit of, or on behalf of, the Issuer, any Guarantor, any Subsidiary of a Guarantor, any holding company of a Guarantor or any other Subsidiary of any such holding company.

(aa)	The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Bondholder or any other person for the maintenance of or failure to maintain any rating of any of the Bonds by any rating agency.

(bb)	Any certificate, advice, opinion or report of the Auditors or any other expert or professional adviser called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate, advice, opinion or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other expert or professional adviser in respect thereof and notwithstanding that the scope and/or basis of such certificate, advice, opinion or report may be limited by any engagement or similar letter or by the terms of the certificate, advice, opinion or report itself.

(cc)	The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(dd)	The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of these presents.

(ee)	The Trustee shall not incur any liability to the Issuer, Bondholders or any other person in connection with any approval given by it pursuant to Clause 14(n) to any notice to be given to Bondholders by the Issuer; the Trustee shall not be deemed to have represented, warranted, verified or confirmed that the contents of any such notice are true, accurate or complete in any respects or that it may be lawfully issued or received in any jurisdiction.

(ff)	When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

(gg)	The Trustee shall be entitled to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

(hh)	The Trustee shall not be responsible for monitoring whether any notices to Bondholders are given in compliance with the requirements of the London Stock Exchange or with any other legal or regulatory requirements.

(ii)	The Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

(jj)	Notwithstanding anything in these presents to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of the FSMA, unless it is authorised under the FSMA to do so. The Trustee shall have the discretion at any time (i) to delegate any of the functions which fall to be performed by an authorised person under the FSMA to any agent or person which has the necessary authorisations and licences and (ii) to apply for authorisation under the FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

17.	Trustee's Liability

17.1	Nothing in these presents shall exempt the Trustee from or indemnify it against any liability which by virtue of any rule of law would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty in relation to its duties under these presents where the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions.

17.2	Notwithstanding any provision of these presents to the contrary, the Trustee shall not in any event be liable for:

(a)	loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; and

(b)	special, indirect, punitive or consequential loss or damage of any kind whatsoever, whether or not foreseeable, whether or not the Trustee can reasonably be regarded as having assumed responsibility at the time this Trust Deed is entered into, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

18.	Trustee Contracting with the Issuer and the Guarantors

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any Guarantor or any person or body corporate associated with the Issuer or any Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Bonds or any other bonds, notes stocks, shares, debenture stock, debentures or other securities of, the Issuer or any Guarantor or any person or body corporate associated as aforesaid); or

(b)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or any Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Bondholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Bondholders and shall not be responsible for any Liability occasioned to the Bondholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Bondholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	Waiver, Authorisation and Determination

19.1	The Trustee may without the consent or sanction of the Bondholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Bondholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or any Guarantor of any of the covenants or provisions contained in these presents or the Agency Agreement or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 12 (Enforcement) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Bondholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Bondholders in accordance with Condition 14 (Notices) as soon as practicable thereafter.

MODIFICATION

19.2	The Trustee may without the consent or sanction of the Bondholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (i) to these presents or the Agency Agreement (including, without limitation, any Basic Terms Modification) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification is not materially prejudicial to the interests of the Bondholders or (ii) to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Bondholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Bondholders in accordance with Condition 14 (Notices) as soon as practicable thereafter.

BREACH

19.3	Any breach of or failure to comply with any such terms and conditions as are referred to in subclauses 19.1 and 19.2 shall constitute a default by the Issuer or the relevant Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	Entitlement to treat Holder as Absolute Owner

The Issuer, the Guarantors, the Trustee, the Paying Agents, the Registrar and the Transfer Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bond or of a particular principal amount of the Bonds as the absolute owner of such Bond or principal amount for all purposes (whether or not such Bond or principal amount shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantors, the Trustee, the Paying Agents, the Registrar and the Transfer Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Bond or principal amount.

21.	Substitution

21.1	(a)	The Trustee may without the consent of the Bondholders at any time agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of the previous substitute under this clause) as the principal debtor under these presents of BCL or any of its other Subsidiaries (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the clause) and provided further that each Guarantor (other than a Guarantor substituted in place of the Issuer) continues to unconditionally and irrevocably guarantee all amounts payable under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to (a) above:

(i)	the Issuer, each Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(ii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iii), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Bondholders; and

(iii)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this clause as applicable.

21.2	Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Bondholders in the manner provided in Condition 14 (Notices). Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

22.	Currency Indemnity

Each of the Issuer and each of the Guarantors shall severally indemnify the Trustee, every Appointee and the Bondholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantors of any amount due to the Trustee or the Bondholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantors; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or any Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Bondholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors for a liquidated sum or sums in respect of amounts due under these presents (other than this clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or their liquidator or liquidators.

23.	New Trustee

23.1	The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Registrar, the Transfer Agents and the Bondholders.

SEPARATE AND CO-TRUSTEES

23.2	Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors or the Bondholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Bondholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or any Guarantor.

The Issuer and each of the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

24.	Trustee's Retirement and Removal

A trustee of these presents may retire at any time on giving not less than 90 days' prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Bondholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer and each Guarantor undertake that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 23.2) giving notice under this clause or being removed by Extraordinary Resolution they will use their best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

25.	Trustee's Powers to be Additional

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Bonds.

26.	Notices

Any notice or demand to the Issuer, BCL or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Burford Capital PLC
24 Cornhill
London EC3V 3ND

(Attention: Hayley Leake)

Facsimile No. 020 70609977

to BCL:	Burford Capital Limited
Regency Court
Glategny Esplanade
St Peter Port
GY1 1WW

(Attention: Mark Woodall)

Facsimile No. (0)1481716868

to the Trustee:	U.S. Bank Trustees Limited
125 Old Broad Street
Fifth Floor
London
EC2N 1AR

(Attention: Structured Finance Relationship Management)

Facsimile No. +44 (0)20 7354 2577

or to such other address or facsimile number as shall have been notified (in accordance with this clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

27.	Confidentiality Undertaking

27.1	The Trustee undertakes that it, and each of its directors, officers and affiliates, will:

(a)	keep the Confidential Information confidential and not disclose it to any person except as permitted under sub-clause 27.2 below or with the written consent of the Issuer; and

(b)	use the Confidential Information solely to perform its role of Trustee pursuant to the provisions of these presents upon and subject to the terms and conditions of these presents.

27.2	The Trustee may disclose Confidential Information only in the following circumstances and only if and to the extent that the Trustee reasonably determines that: (i) it is both relevant and necessary to do so in the relevant circumstances and (ii) in the case of (d) and (f) below (and in the case of (e) below, to the extent it relates to disclosure to the Bondholders), it is necessary for Bondholders to be aware of such Confidential Information when considering any matter, making any relevant decision or when determining to give any relevant directions to the Trustee:

(a)	to its professional advisers or auditors, or to any separate or co-trustee or Appointee, provided that the recipient is subject to professional obligations to maintain the confidentiality of the Confidential Information or is otherwise bound by requirements of confidentiality (in mutatis mutandis the same form as this Clause 27) in relation to the Confidential Information;

(b)	to comply with any court order or applicable law or regulation;

(c)	to defend itself (in legal proceedings or otherwise) against any allegations of negligence, default or misconduct (howsoever described) where failure by the Trustee to disclose the Confidential Information would otherwise materially prejudice the Trustee’s defence;

(d)	for the purpose of investigating the occurrence of any Event of Default or Potential Event of Default (where it knows, or has reasonable grounds to suspect, that such an event has occurred);

(e)	for the purpose of enforcing any of its rights or the rights of the Bondholders under these presents and/or the Bonds against the Issuer and/or any Guarantor (including, without limitation, in any court proceedings); or

(f)	to enable it to seek directions from the Bondholders, in circumstances where it determines that such directions are necessary or desirable.

27.3	To the extent permitted by applicable law, the Trustee agrees to inform the Issuer of each disclosure of Confidential Information pursuant to paragraphs (b) to (f) of sub-clause 27.2 above as soon as reasonably practicable after making its decision to disclose or upon becoming aware that Confidential Information has been disclosed in breach of Clause 27.1.

27.4	The obligations in this Clause 27 are continuing and shall remain in full force and effect notwithstanding redemption of the Bonds or termination of these presents.

28.	Governing Law

These presents and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

29.	Submission to Jurisdiction

29.1	Each of the Guarantors irrevocably agrees for the benefit of the Trustee and the Bondholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents and accordingly submit to the exclusive jurisdiction of the English courts. Each of the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. To the extent permitted by law, the Trustee and the Bondholders may take any suit, action or proceeding arising out of or in connection with these presents (together referred to as Proceedings) against the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

29.2	BCL irrevocably and unconditionally appoints the Issuer at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose. BCL:

(a)	agrees to procure that, so long as any of the Bonds remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to BCL shall not impair the validity of such service or of any judgment based thereon;

(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to BCL in accordance with clause 26; and

(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

30.	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

31.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, BCL and the Trustee and delivered on the date first stated on page 1.

Schedule 1

Form of Global Certificate

[THIS GLOBAL CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY STATE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE 1940 ACT). NEITHER THIS GLOBAL CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND UNDER CIRCUMSTANCES WHICH DO NOT REQUIRE THE ISSUER TO REGISTER UNDER THE 1940 ACT.]

ISIN: XS1391063424

BURFORD CAPITAL PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 09077893)

GLOBAL CERTIFICATE

representing

£100,000,000 6.125 PER CENT. GUARANTEED

BONDS DUE 2024

unconditionally and irrevocably guaranteed

as to payment of principal and interest by

BURFORD CAPITAL LIMITED

(Incorporated with limited liability under the laws of Guernsey with registered number 50877)

and any Subsidiary of Burford Capital Limited which becomes a Guarantor from time to time

Burford Capital PLC (the Issuer) hereby certifies that [__________] is, at the date hereof, entered in the Register as the holder of the aggregate principal amount of £100,000,000 of a duly authorised issue of Bonds (the Bonds) described above of the Issuer. References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed referred to below. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Certificate. This Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 26 April, 2016 and made between the Issuer and U.S. Bank Trustees Limited (the Trustee) as trustee for the Bondholders.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the registered holder hereof on 26 October, 2024 and/or on such earlier date(s) as all or any of the Bonds represented by this Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Bonds on each such date and to pay interest (if any) on the principal amount of the Bonds outstanding from time to time represented by this Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed. At maturity, and prior to the payment of any amount due, the registered holder hereof shall surrender this Global Certificate at the specified office of the Principal Paying Agent at 125 Old Broad Street, London EC2N 1AR or such other office as may be specified by the Issuer and approved by the Trustee. On any redemption or purchase and cancellation of any of the Bonds represented by this Global Certificate, details of such redemption or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Schedule hereto and the relevant space in the Schedule hereto recording any such redemption or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Principal Paying Agent. Upon any such redemption or purchase and cancellation the principal amount outstanding of this Global Certificate and the Bonds held by the registered holder hereof shall be reduced by the principal amount of such Bonds so redeemed or purchased and cancelled. The principal amount outstanding of this Global Certificate and of the Bonds held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any exchange as referred to below shall be the outstanding principal amount most recently entered in the fourth column in the Schedule hereto.

Bonds represented by this Global Certificate are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg).

Upon the exchange of the whole or a part of this Global Certificate for Definitive Certificates (only where Euroclear or Clearstream, Luxembourg notifies the Issuer and the Guarantors that it is unwilling or unable to continue as a clearing system in connection with a Global Certificate, and a successor clearing system approved by the Trustee is not appointed by the Issuer and the Guarantors within 90 days after receiving such notice from Euroclear, Clearstream, Luxembourg), details of such exchange shall be entered by or on behalf of the Issuer in the third column of the Schedule hereto and the relevant space in the Schedule hereto recording such exchange shall be signed by or on behalf of the Principal Paying Agent, whereupon the outstanding principal amount of this Global Certificate and the Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so exchanged.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Certificate as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Certificates in the form set out in Part 1 of Schedule 2 to the Trust Deed.

Subject as provided in the Trust Deed, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as entitled to a particular principal amount of the Bonds represented by this Global Certificate (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such principal amount of such Bonds for all purposes other than with respect to payments of principal and interest on the Bonds for which purpose the registered holder of this Global Certificate shall be deemed to be the holder of such principal amount of the Bonds in accordance with and subject to the terms of this Global Certificate and the Trust Deed. Whilst the Bonds are represented by this Global Certificate payments will be made to the registered holder appearing on the Register at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) preceding such due date.

For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative accountholders rather than by publication as required by Condition 14 (Notices) provided that, so long as the Bonds are admitted to the official list maintained by the Financial Conduct Authority in its capacity as the UK Listing Authority (the UKLA) and admitted to trading on the London Stock Exchange plc's market for listed securities, all requirements of the UKLA have been complied with. Any such notice shall be deemed to have been given to the Bondholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Whilst any Bonds held by a Bondholder are represented by this Global Certificate, notices to be given by such Bondholder may be given by such Bondholder to the Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such a manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

Claims against the Issuer and the Guarantors in respect of principal and interest on the Bonds represented by this Global Certificate will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 9 (Taxation)).

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Certificate and any non-contractual obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, English law.

This Global Certificate shall not be valid unless authenticated by Elavon Financial Services Limited as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf.

BURFORD CAPITAL PLC

By:
(Duly authorised)

Issued in London, England on 26 April, 2016.

Certificate of authentication

This Global Certificate is duly authenticated

without recourse, warranty or liability.

Duly authorised

for and on behalf of

Elavon Financial Services Limited

as Principal Paying Agent

SCHEDULE

Outstanding Principal Amount

The following (i) exchanges of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth in this Global Certificate), (ii) payments of any redemption amount in respect of this Global Certificate and/or (iii) cancellations of interests in this Global Certificate have been made, resulting in the principal amount outstanding hereof being the amount specified in the latest entry in the fourth column:

Date	Amount of increase/ decrease in outstanding principal amount of this Global Certificate	Reasons for increase/ decrease in outstanding principal amount of this Global Certificate (initial issue, cancellation, redemption or payment)	Outstanding principal amount of this Global Certificate following such increase/ decrease	Notation made by or on behalf of the Principal Paying Agent

Schedule 2

Form of Definitive Certificate and Conditions of the Bonds

Part 1

Form of Definitive Certificate

[£100]	[ISIN: XS1391063424]	[SERIES] [SERIAL NO.]

BURFORD CAPITAL PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 09077893)

£100,000,000 6.125 PER CENT.

GUARANTEED BONDS DUE 2024

unconditionally and irrevocably guaranteed

as to payment of principal and interest by

BURFORD CAPITAL LIMITED

(Incorporated with limited liability under the laws of Guernsey with registered number 50877)

and any Subsidiary of Burford Capital Limited which becomes a Guarantor from time to time

The issue of the Bonds was authorised by a resolution of the Board of Directors of Burford Capital PLC (the Issuer) passed on 4 April, 2016 and the giving of the guarantee in respect of the Bonds was authorised by a resolution of the Board of Directors of Burford Capital Limited (BCL) passed on 3 February, 2016 and 4 April, 2016.

This Bond forms one of a series of Bonds constituted by a Trust Deed (the Trust Deed) dated 26 April, 2016 made between the Issuer, the Guarantor and U.S. Bank Trustees Limited as trustee for the holders of the Bonds and issued as Registered Bonds in the denomination of £100 each, in an aggregate principal amount of £100,000,000.

THIS IS TO CERTIFY that

is/are the registered holder(s) of one of the above-mentioned Registered Bonds, such Bond being in the denomination of £100 (one hundred Pounds Sterling) and is/are entitled on the Interest Payment Date (as defined in Condition 6 (Interest) endorsed hereon) falling on 26 October, 2024 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:

£100 (one hundred Pounds Sterling)

together with such other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Interest at rates determined in accordance with the said Conditions is payable on the said principal sum semi-annually in arrear on 26 April and 26 October in each year, subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

IN WITNESS whereof this Registered Bond has been executed on behalf of the Issuer.

BURFORD CAPITAL PLC

By:

Director

By:

Director

Dated as of 26 April, 2016.

Issued in London, England.

Certificate of authentication

This Bond is duly authenticated

without recourse, warranty or liability.

Duly authorised

for and on behalf of

Elavon Financial Services Limited

as Registrar

FORM OF TRANSFER OF REGISTERED BOND

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

£100 principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing                                                                as attorney to transfer such principal amount of this Bond in the register maintained by BURFORD CAPITAL PLC with full power of substitution.

Signature(s)

Date:                                                  [20           ]

N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond in every particular, without alteration or enlargement or any change whatever.

PART 2 CONDITIONS OF THE BONDS The sterling denominated 6.125 per cent. Guaranteed Bonds due 2024 (the "Bonds", which expression shall in these Conditions, unless the context otherwise requires, include any further bonds issued pursuant to Condition 18 and forming a single series with the Bonds of Burford Capital PLC (the "Issuer")) are constituted by a Trust Deed dated the Issue Date (the "Trust Deed") made between the Issuer, Burford Capital Limited ("BCL") as guarantor and U.S. Bank Trustees Limited (the "Trustee", which expression shall include its successor(s)) as trustee for the holders of the Bonds (the "Bondholders"). References in these Conditions to the "Guarantors" shall be references to BCL and each Subsidiary of BCL which becomes a Guarantor pursuant to Condition 4.3 but shall not include any Subsidiary of BCL which has ceased to be a Guarantor pursuant to Condition 4.4. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and the Agency Agreement dated the Issue Date (the "Agency Agreement") made between the Issuer, BCL, the Registrar, the initial Transfer Agent, the initial Paying Agent and the Trustee are available for inspection during normal business hours by the Bondholders at the registered office for the time being of the Trustee, being at the date of issue of the Bonds at 125 Old Broad Street, London EC2N 1AR and at the specified office of each of the Paying Agents. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. 1. Form, Denomination and Title 1.1 Form and Denomination The Bonds are issued in registered form in amounts of £100 (referred to as the "principal amount" of a Bond). A certificate (each a "Certificate") will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders which the Issuer will procure to be kept by the Registrar. 1.2 Title Title to the Bonds passes only by registration in the register of Bondholders. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions "Bondholder" and (in relation to a Bond) "holder" means the person in whose name a Bond is registered m the register of Bondholders. 2. Transfers of Bonds and Issue of Certificates 2.1 Transfers A Bond may be transferred by depositing the Certificate issued m respect of that Bond, with the form of transfer on the back duly completed and signed, at the specified office of any Transfer Agent.

2.2 Delivery of new Certificates Each new Certificate to be issued upon transfer of Bonds will, within five business days of receipt by the relevant Transfer Agent of the duly completed form of transfer endorsed on the relevant Certificate, be mailed by uninsured mail at the risk of the holder entitled to the Bond to the address specified in the form of transfer. For the purposes of this Condition, "business day" shall mean a day on which banks are open for business in the city in which the specified office of the Transfer Agent with whom a Certificate is deposited in connection with a transfer is located. Where some but not all of the Bonds in respect of which a Certificate is issued are to be transferred a new Certificate in respect of the Bonds not so transferred will, within five business days of receipt by the relevant Transfer Agent of the original Certificate, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred to the address of such holder appearing on the register of Bondholders or as specified in the form of transfer. 2.3 Formalities free of charge Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any Transfer Agent but upon payment (or the giving of such indemnity as the Issuer or the relevant Transfer Agent may reasonably require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer. 2.4 Closed Periods No Bondholder may require the transfer of a Bond to be registered during the period of 15 days ending on the due date for any payment of principal, premium or interest on that Bond. 2.5 Regulations All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Trust Deed. The regulations may be changed by the Issuer with the prior written approval of the Transfer Agents and the Trustee. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder who requests one. 3. Status of the Bonds The Bonds are direct, unconditional and (subject to the provisions of Condition 5.1) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights. 4. Guarantee 4.1 Guarantee The payment of the principal and interest in respect of the Bonds and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been jointly and severally unconditionally and irrevocably guaranteed by BCL (such guarantee together with any additional guarantees provided pursuant to Condition 4.3, the "Guarantee") in the Trust Deed.

4.2 Status of the Guarantee The obligations of each Guarantor under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 5.1) unsecured obligations of such Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights. 4.3 Addition of Subsidiary Guarantors Without prejudice to Condition 5, if any Subsidiary of BCL (other than an Excluded Subsidiary) has Financial Indebtedness which in aggregate (without duplication) amounts to more than £2,000,000 (or its equivalent in any other currency), BCL covenants that it shall procure that such Subsidiary shall as soon as reasonably practicable, but in any event no later than 60 days after the date on which it incurs such Financial Indebtedness, provide a Guarantee in respect of the Trust Deed and the Bonds by procuring the delivery to the Trustee of a deed of accession substantially in the form scheduled to the Trust Deed or otherwise as the Trustee may agree, duly executed, and relevant legal opinions having been delivered to the Trustee in accordance with the Trust Deed. Notice of any addition of a Subsidiary Guarantor (as defined below) pursuant to this Condition 4.3 will promptly be given by the Issuer to the Bondholders in accordance with Condition 14. Upon execution of the deed of accession referred to above and relevant legal opinions having been delivered to the Trustee (and subject to Condition 4.4) the relevant acceding Subsidiary shall be referred to as a "Subsidiary Guarantor" 4.4 Release of Subsidiary Guarantors A Subsidiary Guarantor which has Financial Indebtedness which in aggregate (without duplication) amounts to £2,000,000 (or its equivalent in any other currency) or less shall be immediately, automatically and (subject to Condition 4.3) irrevocably released and relieved of all its future obligations under the Guarantee and all of its future obligations as a Subsidiary Guarantor under the Trust Deed upon BCL giving written notice to the Trustee signed by two directors of BCL or by a director and the secretary of BCL. Such notice must also contain the following certifications: (i) that no Event of Default or Potential Event of Default (as defined in the Trust Deed) is continuing; and (ii) that such Subsidiary Guarantor has Financial Indebtedness which in aggregate (without duplication) amounts to £2,000,000 (or its equivalent in any other currency) or less. None of the Issuer, BCL or any Subsidiary Guarantor will be required to execute or provide any other document in relation to any release pursuant to this Condition 4.4 but, if the Issuer requests in writing, the Trustee shall (at the expense of the Issuer) enter into any documentation in relation to the release of any Subsidiary Guarantor which the Issuer (acting reasonably) considers necessary or desirable and in a form satisfactory to the Trustee to evidence the release of that Subsidiary Guarantor, provided that, the Trustee shall not be obliged to enter into any documentation which, in the sole opinion of the Trustee, would have the effect of: (i) exposing the Trustee to any liability against which it has not been indemnified and/or secured and/or pre-funded to its satisfaction; or (ii) increasing or imposing new and/or additional obligations or duties, or reducing the protections, of the Trustee in the Trust Deed, the Agency Agreement and the Bonds.

Notice of any release of a Subsidiary Guarantor pursuant to this Condition 4.4 will promptly be given by the Issuer to the Bondholders in accordance with Condition 14 If any Subsidiary of BCL released from the Guarantee as described above subsequently has Fmancial Indebtedness which in aggregate (without duplication) amounts to more than £2,000,000 (or its equivalent in any other currency) at any time after such release, such Subsidiary of BCL shall (unless it is an Excluded Subsidiary) be required to provide a Guarantee as described in Condition 4.3. 4.5 No Requirement to monitor The Trustee shall not be obliged to monitor compliance by BCL with Conditions 4.3 or 4.4 and shall have no liability to any person for not domg so. The Trustee shall be entitled to rely without further enquiry or evidence, without liability to any person, on any notice provided by BCL in relation to this Condition 4, and until it receives such notice shall be entitled to assume that no other Subsidiary of BCL (other than an Excluded Subsidiary) has Financial Indebtedness which m aggregate (without duplication) amounts to more than £2,000,000 (or its equivalent in any other currency). 5. Covenants 5.1 Negative Pledges So long as any of the Bonds remain outstanding (as defined in the Trust Deed): (a) the Issuer will not, create, assume or permit to subsist any mortgage, charge, lien, pledge or other security interest (each a "Security Interest") upon, or with respect to, the whole or any part of its present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Financial Indebtedness of any person other than an Excluded Subsidiary1 unless the Issuer, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that: (l) all amounts payable by it under the Bonds and the Trust Deed are secured by the Security Interest equally and rateably with the Financial Indebtedness to the satisfaction of the Trustee; or (ii) such other Security Interest or guarantee or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee in its absolute discretion deems not materially less beneficial to the interests of the Bondholders or (B) as is approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders; (b) no Guarantor will, and each Guarantor will procure, so far as it can by the proper exercise of voting and other rights or powers of control exercisable by it in relation to its Subsidiaries that none of its Subsidiaries (other than Excluded Subsidiaries) will, create, assume or permit to subsist any Security Interest upon, or with respect to, the whole or any part of the present or future business, undertaking, assets or revenues (including any uncalled capital) of such Guarantor and/or any of its respective Subsidiaries (other than Excluded Subsidiaries) to secure any Financial Indebtedness of any person other than an Excluded Subsidiary1 unless the relevant Guarantor, m the case of the creation of a Security Interest, before or at the same time and, m any other case, promptly, takes any and all action necessary to ensure that: 1 In relation to Financial Indebtedness of Excluded Subsidiaries please see Condition 5.1(c) below.

(i) all amounts payable by it under the Guarantee are secured by the Security Interest equally and rateably with the Financial Indebtedness to the satisfaction of the Trustee; or (ii) such other Security Interest or guarantee or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee in its absolute discretion deems not materially less beneficial to the interests of the Bondholders or (B) as is approved by an Extraordinary Resolution of the Bondholders; and (c) neither the Issuer nor any Guarantor will, and each Guarantor will procure, so far as it can by the proper exercise of voting and other rights or powers of control exercisable by it in relation to its Subsidiaries that none of its Subsidiaries (other than Excluded Subsidiaries) will: (1) create, assume or permit to subsist any Security Interest upon, or with respect to, the whole or any part of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Issuer, any Guarantor and/or any of their respective Subsidiaries (other than Excluded Subsidiaries) to secure any Financial Indebtedness of any Excluded Subsidiary; or (ii) create, assume or permit to subsist any guarantee or indemnity of any Financial Indebtedness of any Excluded Subsidiary. 5.2 Financial Covenant So long as any Bond remains outstanding (as defined m the Trust Deed), BCL shall ensure that, as at each Reference Date the Leverage Ratio is no more than 1:2. 5.3 Compliance Certificate BCL shall, concurrently with the delivery of each of the annual and semi-annual Consolidated Financial Statements referred to in Condition 5.4, provide to the Trustee a Directors' Certificate confirming compliance with the covenant contained in Condition 5.2 with respect to the most recent Reference Date. 5.4 Financial Information BCL has agreed in the Trust Deed, so long as any of the Bonds remain outstanding, to supply to the Trustee: (a) as soon as they may become available, but in any event within six months of its most recent financial year-end, a copy of its audited Consolidated Financial Statements for such financial year, together with the report thereon of BCL's independent auditors, and (b) as soon as they may become available, but in any event within three months of the end of the first half of each financial year, a copy of its unaudited Consolidated Financial Statements for such period. 5.5 No Requirement to Monitor The Trustee shall not be obliged to review any Consolidated Financial Statements provided to it pursuant to Condition 5.4, nor to monitor the Leverage Ratio on any Reference Date for the purposes of Condition 5.2.

6. Interest 6.1 Interest Rate and Interest Payment Dates The Bonds bear interest from (and including) 26 April 2016 at the rate of 6.125 per cent, per annum, payable semi-annually in arrear on 26 April and 26 October (each an "Interest Payment Date") m each year until (and including) the Maturity Date. The first payment (for the period from (and including) 26 April 2016 to (but excluding) 26 October 2016 and amounting to £3.06 per £100 principal amount of Bonds) shall be made on 26 October 2016. 6.2 Interest Accrual Each Bond will cease to bear interest from (and including) its due date for redemption unless upon due presentation payment of the principal in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event interest shall continue to accrue as provided in the Trust Deed. 6.3 Calculation of Broken Interest When interest is required to be calculated in respect of a Bond for a period of less than a full half-year, it shall be calculated by applying the rate of interest on the Bonds to the denomination of the Bonds and multiplying the sum by the Day Count Fraction, and rounding the resultant figure to the nearest pence wherein the "Day Count Fraction" is calculated on the basis of (a) the actual number of days in the period from (and including) the date from which interest begins to accrue (the "Accrual Date") to (but excluding) the date on which it falls due divided by (b) the actual number of days from (and including) the Accrual Date to (but excluding) the next following Interest Payment Date multiplied by two. 6.4 Interest Rate Step-up If following the Issue Date a Step-Up Event occurs, the rate of interest payable on the Bonds under Condition 6.1 shall increase by 1.00 per cent, per annum from (and including) the Interest Payment Date following the occurrence of such Step-Up Event and the Bonds shall thereafter bear interest at an increased rate of interest of 7.125 per cent, per annum. Notice of any increase in the rate of interest pursuant to this Condition 6.4 will promptly be given by the Issuer to the Bondholders in accordance with Condition 14. 7. Payments 7.1 Payments in respect of Bonds Payments of principal and interest in respect of each Bond will be made by transfer to the registered account of the Bondholder or by a cheque in Sterling drawn on a bank that processes payment in Sterling mailed to the registered address of the Bondholder if it does not have a registered account. Payments of principal and payments of interest due otherwise than on an Interest Payment Date will only be made against surrender of the relevant Certificate at the specified office of any of the Paying Agents. Interest on Bonds due on an Interest Payment Date will be paid to the holder shown on the register of Bondholders at the close of business on the date (the "record date") being the fifteenth day before the relevant Interest Payment Date. For the purposes of this Condition, a Bondholder's registered account means the Sterling account maintained by or on behalf of it with a bank that processes payments in Sterling, details of which appear on the register of Bondholders at the close of business, in the case of principal and interest due otherwise than on an Interest Payment Date, on the second Payment Business Day before the due date for payment and, in the case of interest due on an Interest Payment Date, on the relevant record date, and a Bondholder's registered address means its address appearing on the register of Bondholders at that time. 7.2 Payments subject to Applicable Laws Payments will be subject in all cases, to any fiscal or other laws and regulations applicable thereto, but without prejudice to the provisions of Condition 9, in the place of payment. Any such amounts withheld or deducted will be treated as paid for all purposes under the Bonds, and no additional amounts will be paid on the Bonds with respect to any such withholding or deduction. 7.3 No commissions No commissions or expenses shall be charged to the Bondholders in respect of any payments made in accordance with this Condition. 7.4 Payment on Payment Business Days Where payment is to be made by transfer to a registered account, payment instructions (for value the due date or, if that is not a Payment Business Day, for value the first following day which is a Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day precedmg the due date for payment or, in the case of a payment of principal or a payment of interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the specified office of a Paying Agent. Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Payment Business Day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment. 7.5 Partial Payments If the amount of principal or interest which is due on the Bonds is not paid in full, the Registrar will annotate the register of Bondholders with a record of the amount of principal or interest in fact paid. 7.6 Initial Agents The names of the initial Agents and their initial specified offices are set out at the end of these Conditions. The Issuer and the Guarantors reserve the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent and to appomt additional or other Agents provided that: (a) there will at all times be a Principal Paying Agent, a Transfer Agent and a Registrar; and (b) there will at all times be at least one Paying Agent (which may be the Principal Paying Agent) having its specified office in a European city. Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

8. Redemption and Purchase 8.1 Redemption at Maturity Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Bonds at their principal amount on the Maturity Date. 8.2 Redemption for Taxation Reasons If the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that: (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after (l) in the case of the Issuer or BCL, the Issue Date; or (ii) in the case of any Subsidiary Guarantor, the first day on which such Subsidiary Guarantor becomes a Guarantor pursuant to Condition 4.3, on the next Interest Payment Date either the Issuer would be required to pay additional amounts as provided or referred to in Condition 9.1 or any Guarantor could, if the Guarantee was called, be required to pay such additional amounts ; and (b) the requirement cannot be avoided by the Issuer or any Guarantor taking reasonable measures available to them (including by BCL procuring payment by the Issuer, itself or any other Guarantor), the Issuer may at its option, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 14 (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all the Bonds, but not some only, at any time at their principal amount together with interest accrued to (but excluding) the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the relevant Guarantor would be required to pay such additional amounts, were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a Directors' Certificate from the Issuer or, as the case may be, the relevant Guarantor stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer or the Guarantors taking reasonable measures available to them, and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Bondholders. 8.3 Redemption at the Option of the Issuer The Issuer may, having given: (a) not less than 15 nor more than 30 days' notice to the Bondholders in accordance with Condition 14; and (b) notice to the Registrar, the Trustee and the Principal Paying Agent not less than 15 days before the giving of the notice referred to in (a); (which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all (but not some only) of the Bonds, at any time prior to the Maturity Date at an amount (together with interest accrued to (but excluding) the date of redemption) being the higher of: (i) 100 per cent, of the principal amount of the Bonds; and

(ii) the principal amount of the Bonds multiplied by the price, as reported to the Issuer and the Trustee by the Financial Adviser, at which the Gross Redemption Yield on the Bonds on the Make-Whole Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at 11.00 a.m. (London time) on the Make-Whole Reference Date of the Reference Bond, plus 1.00 per cent, all as determined by the Financial Adviser. References to the payment of "principal" in respect of the Bonds in these Conditions shall, to the extent relevant, be deemed to include any premium payable pursuant to this Condition 8.3. 8.4 Purchases The Issuer, any Guarantor or any other member of the Group may at any time purchase Bonds in any manner and at any price. Such Bonds may be held, reissued or resold, or at the option of the Issuer or BCL, surrendered to any Paying Agent for cancellation. 8.5 Cancellations All Bonds which are redeemed or purchased by the Issuer, any Guarantor or any member of the Group and surrendered for cancellation in accordance with Condition 8.4 above will forthwith be cancelled, and accordingly may not be held, reissued or resold. 8.6 Notices Final Upon the expiry of any notice as is referred to in Conditions 8.2 or 8.3 above the Issuer shall be bound to redeem the Bonds to which the notice refers in accordance with the terms of such Condition. 9. Taxation 9.1 Payment without Withholding All payments in respect of the Bonds by or on behalf of the Issuer or any Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of any of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond: (a) presented for payment by or on behalf of, a holder who is liable to the Taxes in respect of the Bond by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Bond; or (b) where such withholding or deduction is imposed in respect of FATCA; or (c) where such withholding or deduction for United States federal income taxes would not have been required but for the failure of the holder or beneficial owner to provide upon request a valid U.S. IRS Form W-8 or W-9 (or successor forms) or other documentation as required by official IRS guidance, or (d) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming, whether or not such is in fact the case, that day to have been a Payment Business Day. 9.2 Additional Amounts Any reference in these Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or m substitution for, this Condition pursuant to the Trust Deed. 10. Prescription Claims in respect of principal and interest will become prescribed unless made within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Bonds subject to the provisions of Condition 7. 11. Events of Default 11.1 Events of Default The Trustee at its discretion may, and if so requested in writing by the holders of at least one-fifth in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction) (but, in the case of the happening of any of the events described in subparagraphs (b) to (d) inclusive (other than the winding up or dissolution of the Issuer, any Guarantor or any of the Material Subsidiaries), (e) to (g) inclusive and (k) and (1) below, only if the Trustee shall have certified in writing to the Issuer and the Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Bondholders) give notice to the Issuer and the Guarantors that the Bonds are, and they shall accordingly forthwith become, immediately due and repayable at their principal amount, together with accrued interest as provided in the Trust Deed, in any of the following events ("Events of Default ) (a) if default is made in the payment of any principal or interest due in respect of the Bonds or any of them and the default continues for a period of 7 days in the case of principal or 14 days in the case of interest, or (b) if the Issuer or any Guarantor fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer or such Guarantor (as the case may be) of notice requiring the same to be remedied; or (c) if (i) any Financial Indebtedness of the Issuer, any Guarantor or any of Material Subsidiaries becomes due and repayable prematurely or becomes capable of being declared due and repayable prematurely in each case by reason of an event of default (however described); or (ii) the Issuer, any Guarantor or any of the Material Subsidiaries fails to make any payment in respect of any Financial Indebtedness on the due date for payment as extended by any originally applicable grace period; provided that the amount of Financial Indebtedness in respect of which one or more of the events mentioned in this paragraph 11.1 (c) have occurred and are continuing, individually or in aggregate exceeds £2,000,000 (or its equivalent in any other currency); or

(d) (i) if any order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer, any Guarantor or any of the Material Subsidiaries; or (ii) if the Issuer, any Guarantor or the Group ceases or threatens to cease to carry on all or substantially all of its business or operations, save (in either case) (x) for the purposes of and followed by a reconstruction, amalgamation, reorganisation, restructuring, merger or consolidation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, or (y) in the case of a Material Subsidiary, for the purposes of and followed by a Permitted Reorganisation; or (e) the Issuer, any Guarantor or any of the Material Subsidiaries is (or is deemed (other than where a demand is made for less than £1,000,000 under section 123(l)(a) of the Insolvency Act 1986) by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts; (f) if: (1) proceedings are initiated against the Issuer, any Guarantor or any of the Material Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, any Guarantor or any of the Material Subsidiaries or, as the case may be, in relation to the whole or any material part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any material part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any material part of the undertaking or assets of any of them, and (h) in any such case (other than the appointment of an administrator or an administrative receiver appointed following presentation of a petition for an administration order) unless initiated by the relevant company, is not discharged or stayed within 45 days, save (x) for the purposes of and followed by a reconstruction, amalgamation, reorganisation, restructuring, merger or consolidation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, or (y) in the case of a Material Subsidiary, for the purposes of and followed by a Permitted Reorganisation; or (g) if the Issuer, any Guarantor or any of the Material Subsidiaries (or their respective directors or shareholders) initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors) save (in any case) (x) for the purposes of and followed by a reconstruction, amalgamation, reorganisation, restructuring, merger or consolidation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, or (y) in the case of a Material Subsidiary, for the purposes of and followed by a Permitted Reorganisation; or (h) any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer or any Guarantor lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under the Bonds and the Trust Deed; (ii) to ensure that those obligations are legally binding and enforceable; and (iii) to make the Bonds and the Trust Deed, as the case may be, admissible in evidence in the courts of England is not taken, fulfilled or done; or (i) if the Guarantee ceases to be, or is claimed by the Issuer or any Guarantor not to be, in full force and effect; or (j) it is or will become unlawful for the Issuer or any Guarantor to perform or comply with any one or more of its obligations under the Conditions; or (k) if the Issuer or any Subsidiary Guarantor ceases to be a Subsidiary of BCL; or (1) if any event occurs which, under the laws of any Relevant Jurisdiction, has or may have, in the Trustee's opinion, an analogous effect to any of the events referred to in subparagraphs (d) to (g) above. 11.2 Reports A report by two directors of BCL or by a director and the secretary of BCL whether or not addressed to the Trustee that in their opinion a Subsidiary of BCL is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties. 12. Enforcement 12.1 Enforcement by the Trustee The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) against or in relation to the Issuer and/or any one or more of the Guarantors as it may think fit to enforce the provisions of the Trust Deed and the Bonds or otherwise, but it shall not be bound to take any such proceedings or other steps or action unless (a) it has been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-fifth in principal amount of the Bonds then outstanding and (b) it has been indemnified and/or secured and/or pre-funded to its satisfaction. 12.2 Limitation on Trustee actions The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power. 12.3 Enforcement by the Bondholders No Bondholder shall be entitled to (l) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings (including lodging an appeal in any proceedings) m respect of or concerning the Issuer or any Guarantor, in each case unless the Trustee, having become bound so to take any such action, steps or proceedings, fails so to do within a reasonable period and the failure shall be continuing. 13. Replacement of Certificates Should any Certificate be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnify as the Issuer and the Guarantors may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued. 14. Notices All notices to the Bondholders will be valid if mailed to them at their respective addresses in the register of Bondholders maintained by the Registrar. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or the relevant authority on which the Bonds are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the second day after being so mailed or on the date of publication or, if so published more than once or on different dates, on the date of first publication. 15. Substitution The Trustee may, without the consent of the Bondholders, agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds and the Trust Deed, of BCL or any other Subsidiaries of BCL subject to: (a) the Bonds remaining jointly and severally, unconditionally and irrevocably guaranteed by the Guarantors (other than a Guarantor substituted in place of the Issuer); (b) the Trustee being satisfied that the substitution is not materially prejudicial to the interests of the Bondholders; and (c) certain other conditions set out in the Trust Deed being complied with. 16. Meetings of Bondholders, Modification, Waiver, Authorisation and Determination 16.1 Meetings of Bondholders The Trust Deed contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including the modification or abrogation by Extraordinary Resolution of any of these Conditions or any of the provisions of the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent, in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Bonds held or represented by him or them, except that, at any meeting the business of which includes any matter defined in the Trust Deed as a Basic Terms Modification, including the modification or abrogation of certain of the provisions of these Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. The Trust Deed provides that (l) a resolution passed at a meeting duly convened and held m accordance with the Trust Deed by a majority consisting of not less than three fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Bonds for the time being outstanding or (111) consent given by way of electronic consents through the relevant clearing system (s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-fourths in principal amount of the Bonds for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Bondholders. An Extraordinary Resolution passed by the Bondholders will be binding on all Bondholders, whether or not they are present at any meeting and whether or not they voted on the resolution. 16.2 Modification, Waiver, Authorisation and Determ ination The Trustee may agree, without the consent of the Bondholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed or the Agency Agreement, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined m the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders) or may agree, without any such consent as aforesaid, to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven. 16.3 Trustee to have Regard to Interests of Bondholders as a Class In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, any Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent already provided for in Condition 9 and/or any undertaking given m addition to, or in substitution for, Condition 9 pursuant to the Trust Deed 16.4 Notification to the Bondholders Any modification, abrogation, waiver, authorisation, determination or substitution shall be binding on the Bondholders and, unless the Trustee agrees otherwise, any modification or substitution shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 14. 17. Indemnification and Protection of the Trustee and its Contracting with the Issuer and the Guarantors 17.1 Indemnification and protection of the Trustee The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility and liability towards the Issuer, the Guarantors and the Bondholders, including (l) provisions relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction and (ii) provisions limiting or excluding its liability in certain circumstances. The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security. 17.2 Trustee Contracting with the Issuer and the Guarantors The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or any Guarantor and/or any other member of the Group and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any Guarantor and/or any other member of the Group, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Bondholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith. 18. Further Issues The Issuer is at liberty from time to time without the consent of the Bondholders to create and issue further notes or bonds (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding notes or bonds of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue. Any further notes or bonds which are to form a single series with the outstanding notes or bonds of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed shall, and any other further notes or bonds may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides. 19. Governing Law and Submission to Jurisdiction 19.1 Governing Law The Trust Deed (including the Guarantee), the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and will be construed in accordance with, English law. 19.2 Jurisdiction of English Courts Each of the Guarantors has in the Trust Deed, irrevocably agreed (or will be required to agree) for the benefit of the Trustee and the Bondholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds (including a dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Bonds) and accordingly has submitted (or will be required to submit) to the exclusive jurisdiction of the English courts. Each of the Guarantors has, in the Trust Deed, waived (or will be required to waive) any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. To the extent permitted by law, the Trustee and the Bondholders may take any suit, action or proceeding arising out of or in connection with the Trust Deed or the Bonds respectively (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Bonds) (together referred to as "Proceedings") against the Issuer or any Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions. 19.3 Appointment of Process Agent Each of the Guarantors incorporated m a jurisdiction other than England and Wales has in the Trust Deed irrevocably and unconditionally appointed (or will be required to appoint) the Issuer at the latter's registered office for the time being as its agent for service or process in England in respect of any Proceedings and has undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose. 20. Rights of Third Parties No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Bond, but this does not affect any right or remedy of any person which exists or is available apart from that Act. 21. Definitions In these Conditions: "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place. "Cash and Cash Equivalents" as at any Reference Date shall be equal to the amount recorded as "Cash and cash equivalents" in the relevant Consolidated Financial Statements; minus (ii) any such "Cash and cash equivalents" to which any Excluded Subsidiary is beneficially entitled; and (in) any such "Cash and cash equivalents" upon which there is any Security Interest. "Cash Management Investments" as at any Reference Date shall be equal to the amount recorded as "Cash management investments at fair value through profit or loss" in the relevant Consolidated Financial Statements; minus (ii) any such "Cash management investments at fair value through profit or loss" to which any Excluded Subsidiary is beneficially entitled; and (in) any such "Cash management investments at fair value through profit or loss" upon which there is a Security Interest. "Consolidated Financial Statements" means BCL's audited annual consolidated financial statements or its unaudited semi-annual consolidated financial statements, as the case may be, including the relevant accounting policies and notes to the accounts in each case prepared in accordance with IFRS from time to time. "Directors' Certificate" means a certificate addressed to the Trustee, signed on behalf of the Issuer or the relevant Guarantor (as the case may be) (but without personal liability) by two directors of the Issuer or the relevant Guarantor (as applicable) or any one director and the secretary of the Issuer or the relevant Guarantor (as applicable). "Excluded Financial Indebtedness" means Financial Indebtedness of any Excluded Subsidiary which is not also Financial Indebtedness of a member of the Group which is not an Excluded Subsidiary. A report by two directors of BCL or by a director and the secretary of BCL whether or not addressed to the Trustee that in their opinion Financial Indebtedness is or is not or was or was not at any particular time or throughout any specified period Excluded Financial Indebtedness may be relied upon by the

Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties. "Excluded Subsidiary" means Burford Lending LLC and its Subsidiaries, provided that BCL may by irrevocable notice to the Trustee permanently deem any entity which could otherwise be an Excluded Subsidiary not to be an Excluded Subsidiary and such entity shall no longer be an Excluded Subsidiary for the purposes of these Conditions. A report by two directors of BCL or by a director and the secretary of BCL whether or not addressed to the Trustee that in their opinion a Subsidiary of BCL is or is not or was or was not at any particular time or throughout any specified period an Excluded Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties. "FATCA" means Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the "Code") (including an agreement described in Section 1471(b) thereof) together with any regulations thereunder or any official interpretations thereof, any intergovernmental agreement between the US and another jurisdiction facilitating the implementation thereof or any law implementing such an intergovernmental agreement. "Financial Adviser" means a financial adviser selected by the Issuer after consultation with the Trustee. "Financial Conduct Authority" means the United Kingdom Financial Conduct Authority. "Financial Indebtedness" means any indebtedness (other than indebtedness owed by any member of the Group which is not an Excluded Subsidiary to another member of the Group which is also not an Excluded Subsidiary) whether or not contingent, for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematenahsed equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate, index or price (and, when calculating the value of any derivative transaction, only the marked-to-market value shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond or any other instrument issued by a bank or financial institution; and (l) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Gross Redemption Yield" means, with respect to a security, the gross redemption yield on such security, expressed as a percentage and calculated by the Financial Adviser on the basis set out by the UK Debt Management Office in the paper "Formulae for Calculating Gilt Prices from Yields", page 4, Section One: Price/Yield Formulae "Conventional Gilts; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date" (published 8 June, 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to four decimal places) or on such other basis as the Trustee may approve. "Group" means BCL and its Subsidiaries taken as a whole. "Group Net Debt" means (i) the aggregate of all Financial Indebtedness of the Group (other than Excluded Financial Indebtedness) at the relevant time less (ii) the sum of (x) Cash and Cash Equivalents; and (y) Cash Management Investments (other than any Cash and Cash Equivalents and Cash Management Investments to which any Excluded Subsidiary is beneficially entitled). "Group Total Assets" as at any Reference Date shall be equal to: (i) the sum of (a) the amount recorded as "Total assets" in the relevant Consolidated Financial Statements and (b) Uncalled Preference Share Amounts; minus (ii) the sum (without duplication) of (x) any 'Total assets" referred to in (a) above to which any Excluded Subsidiary is beneficially entitled and (y) any goodwill and intangible assets which are included in the "Total assets" referred to in (a) above. "IFRS" means the generally accepted accounting practice and principles applicable to the business BCL conducts, currently International Financial Reporting Standards. "Issue Date" means 26 April 2016. "Leverage Ratio" means the ratio of: (a) Group Net Debt; to (b) Group Total Assets. "Make-Whole Reference Date" means the date which is three London Business Days prior to the date fixed for redemption pursuant to Condition 8.3 by the Issuer. "Material Subsidiary" means at any time a Subsidiary (other than an Excluded Subsidiary) of BCL: (a) whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent (or, m the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of BCL and its Subsidiaries relate, are equal to) not less than 5.00 per cent, of the consolidated gross assets of the Group, all as calculated respectively by reference to the then latest Directors' Certificate relating to such Subsidiary delivered to the Trustee in accordance with the relevant provisions of the Trust Deed and the then latest audited consolidated accounts of BCL and its Subsidiaries, provided that: (A) in the event that the relevant Subsidiary itself has Subsidiaries which are Excluded Subsidiaries, the gross assets of such Excluded Subsidiaries are excluded from the calculation of the consolidated gross assets of such Subsidiary; (B) the gross assets of all Excluded Subsidiaries are excluded from the calculation of the consolidated gross assets of the Group; and

(C) in the case of a Subsidiary of BCL acquired after the end of the financial period to which the then latest audited consolidated accounts of BCL and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of BCL and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to the then latest Directors' Certificate relating to such Subsidiary delivered to the Trustee in accordance with the relevant provisions of the Trust Deed, adjusted as deemed appropriate by BCL; or (b) to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of BCL which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (b) on the date on which the consolidated accounts of BCL and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or (c) to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, represent (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of BCL and its Subsidiaries relate, are equal to) not less than 5 per cent of the consolidated gross assets of the Group, all as calculated as referred to in subparagraph (a) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets represent (or, in the case aforesaid, are equal to) not less than 5 per cent, of the consolidated gross assets of the Group, all as calculated as referred to in subparagraph (a) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (c) on the date on which the consolidated accounts of BCL and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition, all as more particularly defined in the Trust Deed. In accordance with the provisions of the Trust Deed, BCL has agreed to give to the Trustee a Director's Certificate which provides a list of Material Subsidiaries (a) on the Issue Date; (b) within three business days after demand by the Trustee therefor and (c) (without the necessity for such demand) within six months of its most recent financial year-end commencing with the financial period ending 31 December 2015 and within three months of the end of the first half of each financial year commencing with the financial period ending 30 June 2016. "Maturity Date" means 26 October 2024.

"Payment Business Day" means a day (other than a Saturday or Sunday) on which commercial banks are open for business in London and, in the case of presentation of a Certificate, in the place in which the Certificate is presented. "Permitted Reorganisation" means, in the case of a Material Subsidiary, any reconstruction, amalgamation, reorganisation, restructuring, merger or consolidation the result of which will be that all or substantially all of the assets and undertaking of such Material Subsidiary will be transferred to or otherwise vested in the Issuer, any Guarantor or another Subsidiary of BCL (other than an Excluded Subsidiary). "Rating Agency" means Moody's Investors Services Limited, Fitch Ratings Ltd. or Standard & Poor's Credit Market Services Europe Limited (or any of their respective affiliates). "Reference Date" means such annual or semi-annual date or dates as at which BCL prepares its audited annual Consolidated Financial Statements or unaudited semi-annual Consolidated Financial Statements, as the case may be and as at the Issue Date those are 31 December and 30 June in each year, respectively. "Reference Bond" means the 2.75 per cent. Treasury Stock due 2024, or if such stock is no longer in issue such other UK government stock with a maturity date as near as possible to the Maturity Date as the Financial Adviser may determine to be appropriate by way of substitution for the 2.75 per cent. Treasury Stock due 2024. "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paymg Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Bondholders by the Issuer in accordance with Condition 14. "Relevant Jurisdiction" means: (l) m the case of the Issuer, the UK or any political subdivision or any authority thereof or therein having power to tax; (ii) in the case of BCL, Guernsey or any political subdivision or any authority thereof or therein having power to tax; and (iii) in the case of any Subsidiary Guarantor, any jurisdiction under the laws of which that Subsidiary Guarantor for the time being is organised or in which it is treated as resident for tax purposes or any political subdivision or any authority thereof or therein having power to tax or (in each case) any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or the relevant Guarantor, as the case maybe, becomes subject m respect of payments made by it of principal and interest on the Bonds. "Step-Up Event" means that (i) any member of the Group (other than an Excluded Subsidiary); or (ii) any Financial Indebtedness of any member of the Group (other than Excluded Financial Indebtedness), is assigned a credit rating solicited by a member of the Group by any Rating Agency and, m either case, the credit rating initially assigned by such Rating Agency is below: (a) Ba3 in the case of Moody's Investors Services Limited (or any of its affiliates); (b) BB- in the case of Fitch Ratings Ltd. (or any of its affiliates); or (c) BB- in the case of Standard & Poor's Credit Market Services Europe Limited (or any of its affiliates)

(or, in each case, their respective equivalent ratings for the time being). "Subsidiary" means a subsidiary within the meaning of Section 1159 of the Companies Act 2006 as amended. "UK" means the United Kingdom. "Uncalled Preference Share Amounts" means, for so long as it is a Subsidiary of BCL, any amounts which BC Capital Limited is entitled upon notice to receive pursuant to the Capital Call Right on its "A" Preference Shares (as each such term is defined in the Articles of Association of BC Capital Limited). "US" means the United States of America.

PRINCIPAL PAYING AGENT

Elavon Financial Services Limited (acting through its UK Branch)

125 Old Broad Street

Fifth Floor

London EC2N 1AR

REGISTRAR

Elavon Financial Services Limited

Block E

Cherrywood Business Park

Loughlinstown

Dublin, Ireland

TRANSFER AGENTS

Elavon Financial Services Limited (acting

through its UK Branch)

125 Old Broad Street

Fifth Floor

London EC2N 1AR

and/or such other or further Principal Paying Agent and other Paying Agents, Registrar and Transfer Agents and/or specified offices as may from time to time be appointed by the Issuer and the Guarantors with the approval of the Trustee and notice of which has been given to the Bondholders.

Schedule 3

Register and Transfer of Bonds

1.	The Issuer shall at all times ensure that the Registrar maintains in London, or at such other place in the United Kingdom as the Trustee may agree, a register showing the amount of the Bonds from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Bonds. The Trustee and the holders of the Bonds or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Bond shall have an identifying serial number which shall be entered on the register.

3.	The Bonds are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4.	The Bonds to be transferred must be delivered for registration to the specified office of the Registrar or any Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Bonds and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.	The executors or administrators of a deceased holder of Bonds (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Bonds.

6.	Any person becoming entitled to Bonds in consequence of the death or bankruptcy of the holder of such Bonds may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Bonds. The Issuer shall be at liberty to retain any amount payable upon the Bonds to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Bonds.

7.	Unless otherwise requested by him, the holder of Bonds shall be entitled to receive only one Certificate in respect of his entire holding.

8.	The joint holders of Bonds shall be entitled to one Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Bonds in respect of such joint holding.

9.	Where a holder of Bonds has transferred part only of his holding there shall be delivered to him without charge a Certificate in respect of the balance of such holding.

10.	The Issuer shall make no charge to the Bondholders for the registration of any holding of Bonds or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or of any Transfer Agent or by post to the address specified by the Bondholder. If any Bondholder entitled to receive a Certificate wishes to have the same delivered to him otherwise than at the specified office of the Registrar or of any Transfer Agent, such delivery shall be made, upon his written request to the Registrar or such Transfer Agent, at his risk and (except where sent by post to the address specified by the Bondholder) at his expense.

11.	The holder of a Bond may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Bond notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Issuer, each Guarantor and the Trustee shall not be bound to see to the execution of any trust to which any Bond may be subject and no notice of any trust shall be entered on the register. The holder of a Bond will be recognised by the Issuer and each Guarantor as entitled to his Bond free from any equity, set-off or counterclaim on the part of the Issuer or each Guarantor against the original or any intermediate holder of such Bond.

Schedule 4

Provisions for Meetings of Bondholders

DEFINITIONS

1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent in which:

(a)	it is certified that on the date thereof Bonds represented by the Global Certificate or Definitive Certificates which are held in an account with any Clearing System (in each case not being Bonds in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) are blocked in an account with a Clearing System and that no such Bonds will cease to be so blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such Block Voting Instruction; and

(2)	the Bonds ceasing with the agreement of the Paying Agent to be so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(E) of the necessary amendment to the Block Voting Instruction;

(b)	it is certified that each holder of such Bonds has instructed such Paying Agent that the vote(s) attributable to the Bonds so blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)	the aggregate principal amount of the Bonds so blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Bond any clearing system on behalf of which such Bond is held or which is the holder or (directly or through a nominee) registered owner of a Bond, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of subclause 1.2(g) shall apply to this definition;

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)	a holder of a Bond in definitive form which is not held in an account with any Clearing System;

(b)	a bearer of any Voting Certificate;

(c)	a proxy specified in any Block Voting Instruction; and

(d)	a proxy appointed by a holder of a Bond in definitive form which is not held in an account with any Clearing System;

Extraordinary Resolution means:

(a)	a resolution passed at a meeting duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the Eligible Persons voting thereon upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll;

(b)	a resolution in writing signed by or on behalf of the holders of not less than three fourths in principal amount of the Bonds for the time being outstanding which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)	consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-fourths in principal amount of the Bonds for the time being outstanding;

Voting Certificate means an English language certificate issued by a Paying Agent in which it is stated:

(a)	that on the date thereof Bonds represented by the Global Certificate or Definitive Certificates which are held in an account with any Clearing System (in each case not being Bonds in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) are blocked in an account with a Clearing System and that no such Bonds will cease to be so blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such Voting Certificate; and

(2)	the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting in respect of the Bonds represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a "meeting" shall, where the context so permits, include any relevant adjourned meeting.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.	A holder of a Bond represented by the Global Certificate or a Definitive Certificate which is held in an account with any Clearing System may require the issue by a Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Principal Paying Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Bonds to which such Voting Certificate or Block Voting Instruction relates.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.	(A)	Definitive Certificates not held in a Clearing System

If Bonds have been issued in definitive form and are not held in an account with any Clearing System, the Trustee may from time to time prescribe further regulations (in accordance with paragraph 23) to enable the holders of such Bonds to attend and/or vote at a meeting in respect of such Bonds.

(B)	Global Certificate and Definitive Certificates held in a Clearing System - Voting Certificate

A holder of a Bond (not being a Bond in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 3(C)) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Bond by giving notice to the Clearing System through which such holder's interest in the Bond is held specifying by name a person (an Identified Person) (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(C)	Global Certificate and Definitive Certificates held in a Clearing System - Block Voting Instruction

A holder of a Bond (not being a Bond in respect of which a Voting Certificate has been issued) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Bond by first instructing the Clearing System through which such holder's interest in the Bond is held to procure that the votes attributable to such Bond should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Principal Paying Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds in respect of which instructions have been given and the manner in which the votes attributable to such Bonds should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(D)	Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction.

(E)	Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4.	The Issuer, the Guarantors or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in principal amount of the Bonds for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the Issuer or any Guarantor is about to convene any such meeting the Issuer or the relevant Guarantor, as the case may be, shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing.

5.	At least 21 Clear Days' notice specifying the place, day and hour of meeting shall be given to the holders prior to any meeting in the manner provided by Condition 14 (Notices). Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, where an Extraordinary Resolution will be proposed at the meeting, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed. Such notice shall include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to each of the Guarantors (unless the meeting is convened by that Guarantor).

6.	A person (who may but need not be a holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.	At any such meeting one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Bonds for the time being outstanding shall (subject as provided below) form a quorum for the transaction of business (including the passing of an Extraordinary Resolution) PROVIDED THAT at any meeting the business of which includes any Basic Terms Modification (which shall, subject only to subclause 19.2 and clause 21, only be capable of being effected after having been approved by Extraordinary Resolution) the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Bonds for the time being outstanding. No business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of the relevant business.

8.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved. In any other case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.	At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Bonds so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any Basic Terms Modification shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Bonds for the time being outstanding.

10.	Notice of any adjourned meeting shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum.

CONDUCT OF BUSINESS AT MEETINGS

11.	Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, any Guarantor, the Trustee or any Eligible Person (whatever the amount of the Bonds so held or represented by him).

12.	At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.	Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.	The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.	Any director or officer of the Trustee, its lawyers and financial advisors, any director or officer of the Issuer or, as the case may be, the Guarantors, their lawyers and financial advisors, any director or officer of any of the Paying Agents and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Bonds which are deemed to be not outstanding by virtue of the proviso to the definition of "outstanding" in clause 1.

17.	At any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

(b)	on a poll every Eligible Person present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate in principal amount of the Bonds held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.	The proxies named in any Block Voting Instruction need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer or any Guarantor.

19.	The Bondholders shall in addition to the powers hereinbefore given have the following powers exercisable (without prejudice to any powers conferred on other persons by these presents) only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution to be proposed at a meeting, to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantors, the Trustee, any Appointee and the holders or any of them.

(b)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders, the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which is proposed by the Issuer, the Guarantors, the Trustee or any holder.

(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)	Power to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)	Power to sanction any scheme or proposal for the exchange or sale of the Bonds for or the conversion of the Bonds into or the cancellation of the Bonds in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the holders to execute an instrument of transfer of the Bonds held by them in favour of the persons with or to whom the Bonds are to be exchanged or sold respectively.

(j)	Power to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under these presents.

20.	Any Extraordinary Resolution (i) passed at a meeting of the holders duly convened and held in accordance with these presents, (ii) passed as an Extraordinary Resolution in writing in accordance with these presents or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at any meeting and whether or not voting on such Extraordinary Resolution and each of them shall be bound to give effect thereto accordingly and the passing of any such Extraordinary Resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any Extraordinary Resolution duly considered by the holders shall be published in accordance with Condition 14 (Notices) by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

21.	Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)If and whenever the Issuer has issued and has outstanding Bonds of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Bonds of only one series shall be deemed to have been duly passed if passed at a separate meeting (or by a separate resolution in writing or by a separate resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Bonds of that series;

(ii)	a resolution which in the opinion of the Trustee affects the Bonds of more than one series but does not give rise (in the opinion of the Trustee) to an actual or potential conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting (or by a single resolution in writing or by a single resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Bonds of all the series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Bonds of more than one series and gives or may give rise (in the opinion of the Trustee) to a conflict of interest between the holders of the Bonds of one series or group of series so affected and the holders of the Bonds of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings (or by separate resolutions in writing or by separate resolutions passed by way of consents received through the relevant Clearing System(s)) of the holders of the Bonds of each series or group of series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question or to the holders of such Bonds, as the case may be.

(B)	Subject as provided below, if the Issuer has issued and has outstanding Bonds which are not denominated in Pounds Sterling, or in the case of any meeting of Bonds of more than one currency, the principal amount of such Bonds shall

(i)	for the purposes of paragraph 4, be the equivalent in Pounds Sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Pounds Sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and

(ii)	for the purposes of paragraphs 7, 9 and 17 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom), be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.

In such circumstances, on any poll each person present shall have one vote for each £1 (or such other Pounds Sterling amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Bonds (converted as above) which he holds or represents. For the avoidance of doubt, in the case of a meeting of Bonds which are denominated in a single currency which is not pounds sterling, the Trustee (in its sole discretion) may agree with the Issuer that the relevant currency for the purposes of the meeting (including, without limitation, the quorum and voting calculations) shall be the currency of the relevant Bonds, in which case the provisions of this Schedule shall be construed accordingly.

23.	Subject to all other provisions of these presents the Trustee may (after consultation with the Issuer and the Guarantors where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantors or the holders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 14 (Notices) at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

Schedule 5

Form of Directors' Certificate

[ON THE HEADED PAPER OF THE ISSUER/GUARANTOR]

To:	[Trustee]

[Date]

Dear Sirs

£100,000,000 6.125 per cent. Guaranteed Bonds due 2024

This certificate is delivered to you in accordance with Clause 14(f) of the Trust Deed dated 26 April 2016 (the Trust Deed) and made between Burford Capital PLC (the Issuer), Burford Capital Limited (BCL) and U.S. Bank Trustees Limited (the Trustee). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that:

(a)	as at [ ][1], no Event of Default or Potential Event of Default existed [other than [ ]][2] and no Event of Default or Potential Event of Default had existed or happened at any time since [ ][3] [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause [14(f)]][4] [other than [ ]][5]; and

(b)	from and including [ ][3] [the certification date of the last certificate delivered under Clause [14(f)]][4] to and including [ ][1], [each of] the Issuer and the Guarantors have complied in all respects with its obligations under these presents (as defined in the Trust Deed) [other than [ ]][6].

For and on behalf of

[BURFORD CAPITAL PLC / BURFORD CAPITAL LIMITED]

Director	Director[/Secretary]

[1]	Specify a date not more than 7 days before the date of delivery of the certificate.
[2]	If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.
[3]	Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(f), otherwise delete.
[4]	Include unless the certificate is the first certificate delivered under Clause 14(f) , in which case delete.
[5]	If any Event of Default or Potential Event of Default did exist or had happened, give details; otherwise delete.
[6]	If the Issuer and/or Guarantors have failed to comply with any obligation(s), give details; otherwise delete.

Schedule 6

Form of Material Subsidiaries Certificate

[ON THE HEADED PAPER OF BCL]

To:	[Trustee]

[Date]

Dear Sirs

£100,000,000 6.125 per cent. Guaranteed Bonds due 2024

Please note that the contents of this certificate constitutes Confidential Information (as defined in the Trust Deed) and is subject to the confidentiality provisions set out in clause 27 of the Trust Deed.

This certificate is delivered to you in accordance with Clause 14(s) of the Trust Deed dated 26 April 2016 (the Trust Deed) and made between Burford Capital PLC (the Issuer), Burford Capital Limited (BCL) and U.S. Bank Trustees Limited (the Trustee). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that as at [insert date] the following Subsidiaries were Material Subsidiaries:

[insert list of Material Subsidiaries]

For and on behalf of

BURFORD CAPITAL LIMITED

Director	Director/Secretary

Schedule 7

Form of Supplemental Deed

DEED
[●] 20[●]

BURFORD CAPITAL PLC

and

BURFORD CAPITAL LIMITED

and

[enter name of Subsidiary Guarantor]

(as the Subsidiary Guarantor)

and

U.S. BANK TRUSTEES LIMITED

relating to

£100,000,000

6.125 per cent. Guaranteed

Bonds due 2024

unconditionally and irrevocably guaranteed by
Burford Capital Limited

THIS SUPPLEMENTAL DEED is made on [●] 20[●]

BETWEEN:

(1)	BURFORD CAPITAL PLC, a company incorporated under the laws of England and Wales with company number 09077893, whose registered office is at 24 Cornhill, London EC3V 3ND (the Issuer);

(2)	BURFORD CAPITAL LIMITED, a company incorporated under the laws of Guernsey with company number 50877, whose registered office is at Regency Court, Glategny Esplanade, St Peter Port GY1 1WW, Guernsey (BCL);

(3)	[●] a company incorporated under the laws of [●] whose registered office is at [●] (the Subsidiary Guarantor);

(4)	U.S. BANK TRUSTEES LIMITED, a limited liability company registered in England and Wales with company number 02379632 having its registered office at 125 Old Broad Street, Fifth Floor, London EC2N 1AR (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders (each as defined below);

(5)	ELAVON FINANCIAL SERVICES LIMITED (the Registrar); and

(6)	ELAVON FINANCIAL SERVICES LIMITED, ACTING THROUGH ITS U.K. BRANCH (the Paying Agent and the Transfer Agent).

WHEREAS:

(A)	This Supplemental Deed is supplemental to the Trust Deed dated 26 April, 2016 (the Principal Trust Deed) made between the Issuer, BCL and the Trustee constituting the £100,000,000 6.125 per cent. Guaranteed Bonds due 2024 (the Bonds) and the Agency Agreement dated 26 April, 2016 (the Principal Agency Agreement) made between the Issuer, BCL, the Trustee and the various Agents set out therein.

(B)	Condition 4.3 (Guarantee – Addition of Subsidiary Guarantors) of the Bonds provides that, BCL may from time to time appoint or procure to be appointed, a Subsidiary (as defined in the Principal Trust Deed) of BCL which is not a Guarantor (as defined in the Principal Trust Deed) as a Subsidiary Guarantor in order to comply with its obligations under Condition 4.1 (Guarantee) of the Bonds.

(C)	Clause 7.11 of the Principal Trust Deed provides that in connection with the proposed admission of any Subsidiary of BCL as a Guarantor pursuant to Condition 4.3 (Guarantee – Addition of Subsidiary Guarantors) of the Bonds, no such admission shall be effective until the Trustee shall have received (inter alia) a duly executed deed supplemental to the Principal Trust Deed (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction where that Subsidiary is organised or carries on business) containing a joint and several guarantee (in terms substantially similar to the Guarantee) and otherwise in form and manner satisfactory to the Trustee pursuant to which such Subsidiary agrees to be bound by the provisions of the Principal Trust Deed as fully as if such Subsidiary had been named in the Principal Trust Deed as a Guarantor.

(D)	The Subsidiary Guarantor is a Subsidiary of the Guarantor and is not an Excluded Subsidiary.

(E)	By [a resolution of the shareholders of the Subsidiary Guarantor passed on [●] and] a resolution of the Board of Directors of the Subsidiary Guarantor passed on [●], and pursuant to Condition 4.3 (Guarantee – Addition of Subsidiary Guarantors) of the Bonds and Clause 7.11 of the Principal Trust Deed, the Subsidiary Guarantor (being of the opinion that it will be to its benefit and interest and in the furtherance of its objects to do so) has agreed to guarantee the said Bonds and to enter into certain covenants as set out or referred to in this Supplemental Deed and BCL has procured that the Subsidiary Guarantor will be a party to this Supplemental Deed for such purposes.

NOW THIS SUPPLEMENTAL DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	Interpretation and construction

1.1	Save as herein otherwise provided and unless there is something in the subject or context inconsistent therewith all words and expressions defined in the Principal Trust Deed shall have the same meanings in this Supplemental Deed.

1.2	The Principal Trust Deed and the Agency Agreement shall henceforth be read and construed as one document with this Supplemental Deed.

1.	Guarantee

1.1	The Subsidiary Guarantor hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer, BCL or any other Subsidiary of BCL, guarantees on a joint and several basis with each of the current Guarantors set out in the Schedule hereto to the Trustee:

(a)	the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on the Bonds and of any other amounts payable by the Issuer under these presents; and

(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer's part to be performed or observed.

[Insert any legally applicable limitations on guarantee for jurisdiction of Subsidiary Guarantor, as appropriate]

1.2	If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, the Subsidiary Guarantor shall cause each and every such payment to be made as if the Subsidiary Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer's obligations) to the intent that the holder of the relevant Bond or the Trustee (as the case may be) shall receive the same amounts in respect of principal interest or such other amount as would have been receivable had such payments been made by the Issuer.

1.3	If any payment received by the Trustee or any Bondholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Subsidiary Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and each other Guarantor shall severally indemnify the Trustee and the Bondholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Subsidiary Guarantor under this subclause shall, as regards each payment made to the Trustee or any Bondholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

1.4	The Subsidiary Guarantor hereby agrees that its obligations under this clause shall be unconditional and that the Subsidiary Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Bondholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to subclause 19.1 of the Principal Trust Deed, whether or not there have been any dealings or transactions between the Issuer, any of the Bondholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Subsidiary Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

1.5	Without prejudice to the provisions of subclause 9.1 of the Principal Trust Deed the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Subsidiary Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Bondholders.

1.6	The Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Subsidiary Guarantor or otherwise.

1.7	If any moneys shall become payable by the Subsidiary Guarantor under this guarantee the Subsidiary Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)	in respect of any amounts paid or payable by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or any such obligation to make payment; or

(b)	in respect of any other moneys for the time being due to the Guarantors by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or contribution or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Subsidiary Guarantor before payment in full of all amounts payable under these presents shall have been made to the Bondholders and the Trustee, such payment or distribution shall be received by the Subsidiary Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with clause 10 of the Principal Trust Deed.

1.8	Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Subsidiary Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Subsidiary Guarantor or on account of the Subsidiary Guarantor's liability under this guarantee, without liability to pay interest on those moneys.

1.9	If any sum which, although expressed to be payable by the Issuer under these presents or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Subsidiary Guarantor, the Trustee or any Bondholder) not recoverable from the Subsidiary Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a separate and additional liability under these presents the Subsidiary Guarantor agrees, as a primary obligation and on a joint and several basis, to indemnify each of the Trustee and each Bondholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Bonds or these presents (as the case may be) and to indemnify each Bondholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

1.10	The obligations of the Subsidiary Guarantor under these presents constitute direct, unconditional and (subject to the provisions of Condition 5.1 (Negative Pledges)) unsecured obligations of the Subsidiary Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Subsidiary Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

2.	Applicability of Provision of Trust Deeds AND AGENCY AGREEMENT

2.1	On and from the date hereof, the Subsidiary Guarantor will become a Guarantor for the purposes of the Trust Deed and the Agency Agreement (as amended and restated pursuant to this Supplemental Deed) pursuant to Clause 7 of the Principal Trust Deed and Clause 21.10 of the Principal Agency Agreement respectively.

2.2	All the provisions of the Principal Trust Deed relating to each other Guarantor shall apply to the Subsidiary Guarantor and to the guarantee given by the Subsidiary Guarantor under Clause 2 hereof in all respects as if the Subsidiary Guarantor had been a party to the Principal Trust Deed and references therein to the Guarantors had included the Subsidiary Guarantor and the Subsidiary Guarantor hereby covenants with the Trustee that it will henceforth duly observe and perform and be bound by all such of the covenants, conditions and provisions contained in the Principal Trust Deed as are expressed to be binding on the Guarantors.

2.3	All the provisions of the Principal Agency Agreement relating to each other Guarantor shall apply to the Subsidiary Guarantor as if the Subsidiary Guarantor had been a party to the Principal Agency Agreement and references therein to the Guarantors had included the Subsidiary Guarantor and the Subsidiary Guarantor hereby covenants with the Trustee, the Registrar, the Paying Agent and the Transfer Agent that it will henceforth duly observe and perform and be bound by all such of the covenants, conditions and provisions contained in the Principal Agency Agreement as are expressed to be binding on the Guarantors.

3.	Further Assurance

The Issuer and the Subsidiary Guarantor shall, at their own cost, take such action and execute such documentation as the Trustee shall reasonably request in respect of the matters contemplated by this Supplemental Deed.

4.	Communications

Any notice or demand to the Subsidiary Guarantor to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Additional	[Name of Subsidiary Guarantor]
Guarantor:	[Address]
(Attention: ●)
Facsimilie No. ●

5.	Governing Law

These presents and any non-contractual obligations arising out of or in connection with these presents are governed by, and shall be construed in accordance with, English law.

6.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to these presents has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

7.	[Submission to Jurisdiction

7.1	The Subsidiary Guarantor irrevocably agrees for the benefit of the Trustee and the Bondholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as Proceedings) may be brought in the courts of England. The Subsidiary Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claims that any Proceedings have been brought in an inconvenient or inappropriate forum and unconditionally agrees that a judgement in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. To the extent permitted by law, the Trustee and the Bondholders may take any Proceedings against the Subsidiary Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

7.2	The Subsidiary Guarantor irrevocably and unconditionally appoints [●] at its registered office for the time being and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Subsidiary Guarantor may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. The Subsidiary Guarantor:

(a)	agrees to procure that, so long as any of the Bonds remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to the Issuer or any Subsidiary Guarantor shall not impair the validity of such service or of any judgment based thereon;

(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer or the Subsidiary Guarantor in accordance with Clause 26 of the Principal Trust Deed; and

(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.]

8.	Counterparts

This Supplemental Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Supplemental Deed may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Supplemental Deed has been executed as a deed by the Issuer, the Subsidiary Guarantor and the Trustee and delivered on the date first stated on page 1.

SCHEDULE

THE CURRENT GUARANTORS

Burford Capital Limited

[insert names of the other current Guarantors (if any)]

SIGNATORIES

EXECUTED as a deed	)
by BURFORD CAPITAL PLC,	)
acting by:

Director:

Director/Secretary:

EXECUTED as a deed	)
by BURFORD CAPITAL LIMITED,	)
acting by:

Director:

Director/Secretary:

EXECUTED as a deed	)
by [SUBSIDIARY GUARANTOR],	)

acting by • and •	)
acting under the authority	)
of that company[ in the presence of:	)

Witness's signature
Name
Address
Occupation]

EXECUTED as a deed	)
by U.S. BANK TRUSTEES LIMITED,	)
acting by:	)

Name:

Name:

Signatories

EXECUTED as a deed		)
by BURFORD CAPITAL PLC,		)
acting by:

Director:	/s/ Hayley Leake

Director/Secretary:	/s/ Leslie Paster

EXECUTED as a deed		)
by BURFORD CAPITAL LIMITED,		)
acting by:

Director:	/s/ Charles Parkinson

Director/Secretary:	/s/ International Administration Group

EXECUTED as a deed		)
by U.S. BANK TRUSTEES LIMITED,		)
acting by:		)

Name:	/s/ Laurence Griffiths

Name:	/s/ Chris Hobbs